EXHIBIT 4(f)

                      GENERAL ELECTRIC CAPITAL CORPORATION
         GE CAPITAL AUSTRALIA FUNDING PTY. LTD. (A.B.N. 67 085 675 467)
                      GENERAL ELECTRIC CAPITAL CANADA INC.
                        GE CAPITAL CANADA FUNDING COMPANY
                           GE CAPITAL EUROPEAN FUNDING
                              GE CAPITAL UK FUNDING

                EURO MEDIUM-TERM NOTES AND OTHER DEBT SECURITIES
                     DUE 9 MONTHS OR MORE FROM DATE OF ISSUE

                           FOURTH AMENDED AND RESTATED
                         EURO MTN DISTRIBUTION AGREEMENT

                                                                    May 23, 2003

BARCLAYS BANK PLC
5 The North Colonnade
Canary Wharf
London E14 4BB
England

CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED
One Cabot Square
London E14 4QJ
England

GE CAPITAL BANK S.C.A.
20, avenue Prothin
Tour Europlaza - 28C4
92063 Paris La Defense
France

GOLDMAN SACHS INTERNATIONAL
Peterborough Court
133 Fleet Street
London EC4A 2BB
England

MERRILL LYNCH INTERNATIONAL
Merrill Lynch Financial Centre
2 King Edward Street
London EC1A 1HQ
England




UBS LIMITED
100 Liverpool Street
London EC2M 2RH
England

Ladies and Gentlemen:

         Each of General Electric Capital Corporation, a Delaware corporation ("GE Capital"), GE Capital Australia Funding Pty. Ltd. (A.C.N. 085 675 467), a company organized under the corporations laws of Victoria, Australia ("GEC Australia Funding"), General Electric Capital Canada Inc., a corporation incorporated under the laws of Canada ("GEC Capital Canada"), GE Capital Canada Funding Company, a company incorporated under the laws of the Province of Nova Scotia, Canada ("GEC Canada Funding), GE Capital European Funding ("GECEF") and GE Capital UK Funding ("GECUKF" and, together with GECEF, the "Irish Issuers" and each an "Irish Issuer") each Irish Issuer being incorporated with unlimited liability under the Companies Acts 1963-2001 of Ireland (together with each Additional Issuer (as defined herein) from time to time acceding to this Agreement in accordance with Section 16 hereof, each an "Issuer" and collectively, the "Issuers") hereby enters into this agreement with Barclays Bank PLC, Credit Suisse First Boston (Europe) Limited ("Credit Suisse First Boston"), GE Capital Bank S.C.A., Goldman Sachs International ("Goldman Sachs"), Merrill Lynch International ("Merrill Lynch"), and UBS Limited ("UBS") (each an "Agent" and, collectively, the "Agents") with respect to the issue and sale by each of the Issuers of Euro Medium-Term Notes ("Medium Term Notes") and other debt securities ("Other Debt Securities" and, collectively, with the Medium Term Notes, the "Notes") in an unlimited aggregate principal amount. Notes issued by each Issuer other than GE Capital will be issued with the benefit of the unconditional and irrevocable guarantee (each, a "Guarantee") of GE Capital (in such capacity, the "Guarantor") under which the Guarantor will guarantee the payment of all amounts payable on or in respect of such Notes. The Notes may be listed on (i) the Luxembourg Stock Exchange, (ii) the Euronext Amsterdam N.V. ("Euronext Amsterdam"), (iii) the Singapore Exchange Securities Trading Limited (the "Singapore Stock Exchange"), (iv) the Official List of the Irish Stock Exchange Limited and (v) or on or by such other exchange, competent listing authority and/or quotation system, if any, as are identified in the relevant Offering Circular (as defined below).

         The Notes are to be issued pursuant to a fourth amended and restated fiscal and paying agency agreement dated as of May 23, 2003 among the Issuers (including GE Capital in its capacity as Guarantor of Notes issued by an Issuer other than GE Capital), JP Morgan Chase Bank, as fiscal agent (in such capacity, the "Fiscal Agent") and principal paying agent (in such capacity, the "Principal Paying Agent"), J.P. Morgan Bank Luxembourg S.A., as paying agent, and J.P. Morgan Bank (Ireland) p.l.c. (such agreement, as further amended and supplemented from time to time, being referred to herein as the "Fiscal Agency Agreement"). The Issuers and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor have authorized the issuance of Notes to and through the Agents pursuant to the terms of this Agreement. Bearer Notes will be issued in bearer or registered form. The Notes will be represented initially by a temporary global Note delivered to a common depositary on behalf of Euroclear Bank S.A./N.V. as operator of the Euroclear System ("Euroclear") and Clearstream Banking, societe anonyme ("Clearstream, Luxembourg"). Beneficial interests in a temporary global Note will be exchangeable for beneficial interests in a permanent global Note or for definitive Notes in bearer form, with interest coupons attached (the "Bearer Notes"), or in registered form, without coupons (the "Registered Notes"). As used in this Agreement, the term

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"Note" includes any temporary global Note, permanent global Note or definitive
Note issued pursuant to the Fiscal Agency Agreement.

         Subject to the terms and conditions stated herein and further subject to the understanding that nothing in this Agreement shall impair the right of an Issuer to sell securities with terms similar or identical to any Note independently of the continuous offering of Notes contemplated by this Agreement, each Issuer hereby (i) appoints the Agents as agents of such Issuer for the purpose of soliciting purchases of the Notes from such Issuer by others from time to time, (ii) agrees that whenever such Issuer determines from time to time to sell Notes directly to one or more of the Agents as principal for resale to others (such resale to be at fixed offering prices or at varying prices related to prevailing market prices at the time of resale or otherwise as determined by such Agent), it will enter into a Terms Agreement relating to such sale in accordance with the provisions of Section 2(b) hereof, (iii) reserves the right from time to time to sell Notes on its own behalf directly to investors (other than broker-dealers) (as such reservation is limited by any of the selling restrictions set forth in Exhibit D hereto) and (iv) reserves the right from time to time to appoint one or more additional firms either (A) to solicit purchase of Notes from such Issuer by others or (B) to purchase Notes directly from such Issuer as principal for resale to others; provided, however, that such sales will be made on terms substantially the same as those contained in this Agreement. Any such additional firm designated by an Issuer pursuant to clause (iv) above shall be considered an Agent hereunder for all purposes with respect to each transaction with respect to which such appointment is made. In the case of each purchaser whose offer to purchase Notes from an Issuer has been solicited by an Agent as agent and accepted by any such Issuer such Agent will make reasonable efforts to assist such Issuer in obtaining performance by such purchaser, but no Agent shall have any liability to such Issuer in the event any such purchase is not consummated for any reason.

         The Notes have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

         Each Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor have prepared an Offering Circular with respect to the offer and sale of the Notes on a continuous basis from and after the Commencement Date (as defined below), which Offering Circular will be supplemented from time to time (each a "Pricing Supplement") with respect to each tranche of Notes issued under the Fiscal Agency Agreement (the Offering Circular, as the same may be amended from time to time as described herein, together with each Pricing Supplement, any other applicable supplement to the Offering Circular and the documents incorporated by reference therein, are hereinafter sometimes referred to as the "Offering Circular").

         Pursuant to this Agreement, the Third Amended and Restated Euro MTN Distribution Agreement dated May 23, 2002 (the "Prior Distribution Agreement") shall be amended and restated on the terms of this Agreement. Any Notes issued on or after the date of this Agreement shall be issued pursuant to this Agreement, but this shall not affect any notes issued prior to the date of this Agreement. Subject to such amendment and restatement, the Prior Distribution Agreement shall continue in full force and effect.

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         SECTION 1. REPRESENTATIONS AND WARRANTIES.

                  (a) Each Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor jointly and severally represents and warrants to each Agent as of the date of this Agreement (the "Commencement Date"), as of the date of each acceptance by each Issuer of an offer for the purchase of Notes whether through an Agent as agent or to an Agent as principal (the "Acceptance Date"), as of the date of each sale of Notes whether through an Agent as agent or to an Agent as principal (the date of each such sale to an Agent as principal being referred to herein as a "Settlement Date"), and as of the times referred to in Sections 6(a) and 6(b) hereof (each of the times referenced above being referred to herein as a "Representation Date"), as follows:

                  (i) each document filed by GE Capital pursuant to the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act") which is incorporated by reference in the Offering Circular complied when so filed in all material respects with the Exchange Act and the rules and regulations thereunder, and each document, if any, hereafter so filed and so incorporated by reference in the Offering Circular will comply when filed in all material respects with the Exchange Act rules and regulations;

                  (ii) the Offering Circular (excluding any Pricing Supplement and any other applicable supplement to the Pricing Supplement) on the Commencement Date (unless the term "Offering Circular" refers to an offering document which has been provided to the Agents by each Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor for use in connection with the offering of the Notes which differs from the Offering Circular provided to the Agents on the Commencement Date, in which case at the time it is first provided to the Agents for such use) did not, and the Offering Circular on the applicable Representation Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (iii) there has been no material adverse change in the condition of GE Capital and its consolidated affiliates, taken as a whole, or, in the case of an Issuer other than GE Capital, such Issuer and its consolidated affiliates, if any, taken as a whole, from such condition set forth in the Offering Circular (excluding any amendments or supplements to the Offering Circular since the relevant Acceptance Date, if any);

                  (iv) the aggregate principal amount of each Issuer's Notes outstanding at any one time will not exceed any limitation thereon which may be in effect by actions of the Board of Directors (or other appropriate corporate governing body) of each such Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor;

                  (v) the Notes have been duly authorized and, if executed and authenticated in accordance with the provisions of the Fiscal Agency Agreement and delivered to and paid for by any purchaser of Notes sold through an Agent as agent or through an Agent as principal pursuant to any Terms Agreement (as defined in Section 2(b)), would be valid and binding obligations of the relevant Issuer enforceable against such Issuer in accordance with their respective terms and would be entitled to the benefits of the Fiscal Agency Agreement;

                  (vi) in the case of Notes issued by an Issuer other than GE Capital, the Guarantees have been duly authorized and, if the Guarantees endorsed on the Notes are executed in

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         accordance with the provisions of the Fiscal Agency Agreement and the
         Notes are duly executed and authenticated and delivered to and paid for by any purchaser of Notes sold through an Agent as agent or any Agent as principal pursuant to any Terms Agreement, such Guarantees would be valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms and would be entitled to the benefits of the Fiscal Agency Agreement;

                  (vii) no event exists which would constitute an event of default under the Fiscal Agency Agreement or the Notes;

                  (viii) neither the Issuers nor (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor, nor any of their affiliates, nor any person acting on either of their behalf, have engaged in or will engage in any directed selling efforts (within the meaning of Regulation S under the Securities Act) with respect to the Notes, and they have each complied with the offering restrictions requirement of Regulation S under the Securities Act; and

                  (ix) in the case of Notes issued by an Issuer other than GE Capital, no stamp duty or other similar taxes or duties are payable in the country of the organization of such Issuer or any applicable political subdivision thereof, in respect of the creation or issue by it of such Notes, or by any holder of such Notes;

except that the representations and warranties set forth in paragraph (ii) of this Section 1(a) do not apply to statements or omissions in the Offering Circular based upon information furnished to the relevant Issuer or the Guarantor in writing by any Agent expressly for use therein.

                  (b) Additional Certifications. Any certificate signed by any officer of the relevant Issuer or (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor and delivered to the Agents or to counsel for the Agents in connection with an offering of Notes shall be deemed a representation and warranty by such Issuer or the Guarantor to each Agent as to the matters covered thereby.

         SECTION 2. SOLICITATIONS AS AGENT; PURCHASES AS PRINCIPAL.

                  (a) Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent individually agrees, as agent of each Issuer, to use its best efforts to solicit offers to purchase the Notes upon the terms and conditions set forth in the Offering Circular.

         Each Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor reserves the right, in its sole discretion, to suspend solicitation by any one or more of the Agents of purchases of the Notes of the relevant Issuer commencing at any time for any period of time or permanently. Upon receipt of instructions from an Issuer or the Guarantor, as the case may be, each Agent will forthwith suspend solicitation of purchases from such Issuer until such time as such Issuer or the Guarantor has advised such Agent or Agents that such solicitation may be resumed.

         Each Agent shall have the right to suspend solicitations, commencing at any time such Agent reasonably believes that there has occurred a material adverse change in the condition of (i) GE Capital and its consolidated affiliates, taken as a whole, or (ii) in the case of an Issuer other than GE Capital, such Issuer and its consolidated affiliates, if any, taken as a whole, from such condition then set forth in the Offering Circular, and ending at the time such Agent has been reasonably satisfied that

                                       5




adequate and full disclosure of such adverse change has been made (including without limitation any necessary amendments or supplements to the Offering Circular); provided, however, that any such Agent shall notify the relevant Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor of its belief prior to or concurrently with any such suspension of solicitations.

         Each Issuer agrees to pay each Agent a commission, by means of a deduction from the proceeds of a sale of Notes of such Issuer or otherwise, equal to the applicable percentage of the public offering price of each Note sold by such Issuer as a result of a solicitation made by such Agent, as such Issuer and such Agent may agree. It is understood that no commission will be payable with respect to any offer to purchase Notes accepted by an Issuer where such Issuer tenders such Note and delivery of such Note is not accepted by the purchaser.

         As agent, each Agent is authorized to solicit orders for the Notes at a purchase price which shall be agreed upon by the relevant Issuer and such Agent and set forth in a Pricing Supplement and, subject to compliance with all applicable laws and regulations, (except as may be otherwise provided in a Pricing Supplement) the Bearer Notes will be issued in denominations of 100,000 units, 10,000 units or 1,000 units of the Specified Currency and the Registered Notes will be issued in denominations of 10,000 units of the Specified Currency or an integral multiple of 1,000 units of such Specified Currency in excess thereof, subject to any applicable minimum denominations necessary to comply with applicable legal, regulatory and/or central bank requirements. Each Agent shall communicate to the relevant Issuer, orally or in writing, each reasonable offer to purchase Notes received by such Agent as agent. Such Issuer shall have the sole right to accept offers to purchase the Notes and may reject any such offer in whole or in part. Each Agent shall have the right to reject any offer that is not a reasonable offer to purchase the Notes received by it in whole or in part, and any such rejection shall not be deemed a breach of such Agent's agreement contained herein. "Reasonable" with respect to an offer shall be determined by such Agent by reference to then-prevailing interest rates and the interest rates then posted by the relevant Issuer with respect to offers to sell the Notes.

                  (b) Purchases as Principal. Each sale of Notes to one or more Agents as principal shall be made in accordance with the terms of this Agreement and a separate agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, such Agent or Agents. Each such separate agreement (which shall be substantially in the form of Exhibit A hereto and which may take the form of an exchange of any standard form of written telecommunication between such Agent or Agents, the relevant Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor or may be an oral agreement and confirmed by the relevant Agent in writing (including facsimile transmission) and containing the information specified in Exhibit A hereto) is herein referred to as a "Terms Agreement". Any Agent's commitment to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the relevant Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor herein contained and shall be subject to the terms and conditions herein set forth. Each Agent shall notify the Fiscal Agent promptly after its last sale of Notes purchased under a Terms Agreement of its completion of the distribution thereof.

         In the event that two or more Agents purchase Notes as principal pursuant to a Terms Agreement, the obligation of the Agents to purchase the Notes subject to such Terms Agreement shall be joint and several. In the event that any Agent or Agents (which term as used herein shall include any person signing a Terms Agreement with respect to a particular tranche of Notes, including those signing by power-of-attorney or otherwise) purchasing Notes as principal pursuant to a Terms

                                       6




Agreement desires to use any dealer or selling group to distribute any portion of its allotment of such tranche of Notes, then any such Agent or Agents shall cause such dealer or selling group member to agree, in writing, for the benefit of the relevant Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor, to comply with all applicable terms of this Agreement and such Terms Agreement relating to the distribution of such Notes.

                  (c) Administrative Procedures. Administrative procedures regarding the sale of Notes (the "Administrative Procedures") shall be agreed upon from time to time by the Agents and each Issuer (including GE Capital in its capacity as Guarantor of Notes issued by any Issuer other than itself). The Agents and each such Issuer agree to perform the respective duties and obligations specifically provided to be performed by them herein and in the written Administrative Procedures. The Administrative Procedures as in effect on the Commencement Date are attached as Exhibit B hereto. The Administrative Procedures may be amended from time to time only by written agreement of the Agents, the relevant Issuer, the Guarantor (in the case of Notes issued by an Issuer other than GE Capital) and the Fiscal Agent and Principal Paying Agent (in the case of amendments which affect the rights, duties or obligations of the Fiscal Agent and the Principal Paying Agent). To the extent the Administrative Procedures in effect from time to time conflict with any provision of this Agreement, the provisions of this Agreement shall govern. Each Issuer will furnish a copy of the Administrative Procedures from time to time in effect to the Fiscal Agent and the Principal Paying Agent, each authenticating agent (an "Authenticating Agent") or paying agent designated pursuant to the Fiscal Agency Agreement and the common depositary for Euroclear and Clearstream, Luxembourg.

                  (d) Delivery of Documents. The documents required to be delivered by Section 5 hereof shall be delivered at the offices of the Agent (or, if one or more Agents is participating in any such sale, the lead Agent), or at such other location as shall be specified in the relevant Terms Agreement, on the date required for such delivery set forth in Section 5 hereof.

                  (e) Obligations Several. Each Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor acknowledge that the obligations of the Agents are several (except as otherwise provided in Section 2(b) hereof) and, subject to the provisions of this Section 2, Section 7 and Section 10 hereof, each Agent shall have complete discretion as to the manner in which it solicits purchasers for the Notes and as to the identity thereof.

         SECTION 3. COVENANTS OF EACH ISSUER AND THE GUARANTOR. Each Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor covenant with each Agent as follows:

                  (a) Notice of Certain Events. Each Issuer or (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor will notify each Agent promptly (i) of the filing with the Securities and Exchange Commission (the "Commission") of any document pursuant to the Exchange Act which will be incorporated by reference in the Offering Circular, in each case other than filings relating solely to securities other than the Notes and (ii) of the issuance by any non-U.S. regulatory authority of any request for information relating to the Notes or suspension or qualification of (A) the offer and sale of the Notes under the laws of such non-U.S. jurisdiction or (B) the listing of the Notes on a stock exchange or exchanges. With respect to subclause (i) of this paragraph, the delivery to each Agent of the documents referred to in such subclause shall constitute valid notice to the Agents.

                  (b) Copies of Offering Circular. The relevant Issuer will furnish to each Agent as many copies of the Offering Circular (as amended or supplemented) as such Agent shall reasonably request in connection with sales or solicitations of offers to purchase the Notes hereunder.

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                  (c)      Revisions of Offering Circular - Material Changes.
If, during such period after the first date of the public offering of the Notes as in the opinion of counsel to the relevant Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor, a prospectus, offering circular or other offering document is required by law to be delivered or made available in connection with sales of the Notes by an Agent as agent or sales of Notes by an Agent as principal, any event shall occur as a result of which it is necessary to amend or supplement the Offering Circular in order that the Offering Circular will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary at any such time to amend or supplement the Offering Circular in order to comply with applicable law, prompt notice shall be given, and confirmed in writing, to each Agent to cease the solicitation of offers to purchase the Notes in such Agent's capacity as agent and to cease sales of any Notes such Agent may then own as principal. If the relevant Issuer and the Guarantor shall determine that solicitation of purchases of the Notes shall be resumed, or if on the date of the occurrence of the event necessitating an amendment of or supplement to the Offering Circular an Agent holds Notes that were issued by the relevant Issuer less than 90 days prior to such date, then, prior to the relevant Issuer and the Guarantor authorizing the Agents to resume solicitations of purchases of the Notes or prior to sales of any such Notes, the relevant Issuer and the Guarantor will promptly prepare (or cause to be prepared) and make available to the Agents such amendment or supplement as may be necessary to correct such untrue statement or omission.

                  (d) Offering Circular Revisions - Periodic Financial Information. Promptly after the filing with the Commission of GE Capital's quarterly reports on Form 10-Q with respect to each of the first three quarters of any fiscal year, GE Capital shall furnish copies of such reports to each Agent; provided, however, that if on the date of such filing the Agents shall have suspended solicitation of purchases of the Notes in their capacity as agents pursuant to a request from the relevant Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor and if no Agent shall then hold any Notes as principal purchased pursuant to a Terms Agreement, GE Capital shall not be obligated to furnish copies of such reports until such time as the relevant Issuer and the Guarantor shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with one or more of the Agents. In the case of each Issuer other than GE Capital, after the finalization of either (i) its unaudited quarterly financial statements with respect to each of the first three quarters of any fiscal year or (ii) its unaudited semi-annual financial statements with respect to the first six months of any fiscal year, as applicable, and upon request by an Agent, such Issuer shall furnish copies of such statements to such Agent; provided, however, that if on the date of such request such Agent shall have suspended solicitation of purchases of Notes issued by such Issuer in their capacity as Agent pursuant to a request from such Issuer and the Guarantor, or if such Agent does not then hold any such Notes as principal purchased pursuant to a Terms Agreement, such Issuer shall not be obligated to furnish copies of such statements until such time as such Issuer and the Guarantor shall determine that solicitation of purchases of such Notes should be resumed or shall subsequently enter into a new Terms Agreement with such Agent; provided, further, that in the event an Issuer other than GE Capital is no longer required to prepare annual or interim financial statements by applicable regulatory authorities (including the Luxembourg Stock Exchange and the Irish Stock Exchange Limited (the "Irish Stock Exchange")) then such Issuer shall only be required, upon request by an Agent, to provide such Agent with such financial information as is reasonably available.

                  (e) Offering Circular Revisions - Audited Financial Information. Promptly after the filing with the Commission of GE Capital's annual report on Form 10-K including the audited

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financial statements of GE Capital for the preceding fiscal year, GE Capital shall furnish copies of such report to each Agent; provided, however, that if on the date of such filing the Agents shall have suspended solicitation of purchases of Notes in their capacity as agents pursuant to a request from GE Capital and if no Agent shall then hold any Notes as principal purchased pursuant to a Terms Agreement, GE Capital shall not be obligated to furnish copies of such reports until such time as GE Capital shall determine that solicitation of purchases of Notes should be resumed or shall subsequently enter into a new Terms Agreement with one or more of the Agents. Each Issuer (other than GE Capital) shall provide to each Agent participating in the purchase or offering of such Issuer's Notes a copy of the audited financial statements, if any, of such Issuer to the extent such financial statements have been finalized as of the date of purchase, or the commencement of the offering, of such Notes by such Agent; provided, that in the event such Issuer is no longer required to prepare audited annual financial statements by applicable regulatory authorities (including the Luxembourg Stock Exchange and the Irish Stock Exchange), then such Issuer shall only be required to provide the Agents with such financial information as is reasonably available.

                  (f) Copies of Current Reports. Each Issuer or (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor will furnish to each Agent, promptly after the filing thereof with the Commission, copies of GE Capital's reports on Form 8-K (other than reports relating solely to securities other than the Notes).

                  (g) Exchange Act Filings. GE Capital will timely file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

                  (h) Indemnification for Documentary, Stamp or Similar Transfer of Issue Tax. Each Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor will jointly and severally indemnify and hold the Agents harmless against any documentary, stamp or similar transfer or issue tax, including any interest and penalties, on the issue of the Notes in accordance with the terms of this Agreement, on the execution and delivery of the Fiscal Agency Agreement and this Agreement and on the exchange of the temporary global Notes for definitive Notes or permanent global Notes that are or may be required to be paid under the laws of the United Kingdom, the United States, or the country of incorporation or organization of each Issuer other than GE Capital or any political subdivision or taxing authority thereof or therein.

                  (i) Copies of Listing Documentation. In connection with the listing of any Notes on the Luxembourg Stock Exchange or, if so specified in the applicable Pricing Supplement, on the Irish Stock Exchange, Euronext Amsterdam, the Singapore Stock Exchange or on any other stock exchange competent listing authority and/or quotation system, the relevant Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor will furnish from time to time any and all documents, instruments, information and undertakings and publish all advertisements or other material that may be necessary in order to maintain such listing and will maintain such listing until none of such Notes is outstanding or until such time as payment in respect of principal, premium, if any, and interest in respect of all such Notes has been duly provided for, whichever is earlier; provided, however, that if the relevant Issuer and/or the Guarantor can no longer reasonably maintain such listing, it will use its best efforts to obtain and maintain the quotation for, or listing of, such Notes on or by such other stock exchange, competent listing authority and/or quotation system as the Agents shall reasonably request. In addition, for so long as any Notes are listed and the rules of such exchange so require, each Issuer and the Guarantor will maintain in Luxembourg, or in Dublin, Ireland, or in Singapore in the case of Notes listed on the Singapore Stock Exchange, or in such other place as any Notes are listed, a paying agent in respect of such Notes.

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                  (j)      Commercial Paper. In respect of each Tranche of Notes
which has a maturity of less than one year from the date of its issue and for which the issue proceeds are accepted by the relevant Issuer in the United Kingdom, the relevant Issuer will issue such Notes only if the following conditions apply (or the Notes can otherwise be issued without contravention of Section 19 of the United Kingdom Financial Services and Markets Act 2000 (the "FSMA")):

                  (i) the relevant Agent covenants in the terms set out in paragraph 2 of the United Kingdom selling restrictions set out in Exhibit D hereto; and

                  (ii) the redemption value of each Note is not less than GBP100,000 (or an amount of equivalent value denominated wholly or partly in a currency other than pounds sterling), and no part of any Note may be transferred unless the redemption value of that part is not less than GBP100,000 (or such an equivalent amount).

                  (k) Irish Commercial Paper. Notes issued by any of the Irish Issuers with a maturity of less than one year constitute commercial paper for the purposes of, and are issued in accordance with, an exemption granted by the Irish Financial Services Regulatory Authority as a constituent part of the Central Bank and Financial Services Authority of Ireland ("IFSRA") under section 8(2) of the Central Bank Act, 1971 of Ireland, as inserted by section 31 of the Central Bank Act, 1989 of Ireland, as amended by section 70(d) of the Central Bank Act, 1997 of Ireland. None of the Irish Issuers are regulated by IFSRA arising from the issue of Notes by them with a maturity of less than one year. An investment in Notes issued by an Irish Issuer with a maturity of less than one year would not have the status of bank deposit and is not within the scope of the Deposit Protection Scheme operated by IFSRA.

         Each Bearer or Registered Note issued by an Irish Issuer with a maturity of less than one year shall carry the title "COMMERCIAL PAPER", include a statement to the effect that it is guaranteed and identify the Guarantor by name and bear the following legend:

         "This Note is issued in accordance with an exemption granted by IFSRA under section 8(2) of the Central Bank Act, 1971 of Ireland, as inserted by section 31 of the Central Bank Act, 1989 of Ireland, as amended by section 70(d) of the Central Bank Act, 1997 of Ireland. [Insert name of relevant Irish Issuer] is not regulated by IFSRA arising from the issue of Notes by it with a maturity of less than one year. An investment in Notes issued by [insert name of relevant Irish Issuer] with a maturity of less than one year does not have the status of a bank deposit and is not within the scope of the Deposit Protection Scheme operated by IFSRA.

Notes issued by an Irish Issuer with a maturity of less than one year will be subject to a minimum denomination of (euro)125,000 or its foreign currency equivalent. Notes issued by an Irish Issuer will, if unlisted, have a minimum denomination of GBP(pound)300,000 or its foreign currency equivalent.

         SECTION 4. PAYMENT OF EXPENSES. Each Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor will (unless otherwise agreed with an Agent or Agents with respect to an issuance of Notes) pay all expenses incident to the performance of their respective obligations under this Agreement, including: (i) the preparation of the Offering Circular and any amendments or supplements thereto; (ii) the preparation, issuance and delivery of the Notes; (iii) the fees and disbursements of the accountants of each Issuer and the Guarantor; (iv) the fees and disbursements of the Fiscal Agent and its counsel; (v) the reasonable fees and disbursements of U.S. counsel for the Agents ("US Counsel"), together with counsel for the Agents in each other country where an Issuer of Notes other than GE Capital is incorporated ("Local Counsel"); provided, however,

                                       10




that in any sale of Notes to one or more Agents acting as principal, the obligations of each Issuer and the Guarantor, if any, to pay the reasonable fees and disbursements of US Counsel and Local Counsel, if any, shall be as agreed upon by such Issuer, the Guarantor and the Agent(s) participating in such transaction and reflected in the applicable Terms Agreement; (vi) the printing and delivery to the Agents in quantities as hereinabove stated of the Offering Circular and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes; (vii) the printing and delivery to the Agents of copies of the Fiscal Agency Agreement; (viii) any fees charged by rating agencies for the rating of the Notes; (ix) any advertising and other out-of-pocket expenses incurred with the approval of the relevant Issuer or the Guarantor and (x) the fees and expenses incurred with respect to listing of any of the Notes on the Luxembourg Stock Exchange, the Irish Stock Exchange, Euronext Amsterdam, the Singapore Stock Exchange or on or by another stock exchange competent listing authority and/or quotation system.

         SECTION 5. CONDITIONS OF OBLIGATIONS. Each Agent's obligations to solicit offers to purchase the Notes as agent of each Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor, the obligation of any purchaser to purchase Notes sold through an Agent as agent, and any Agent's obligations to purchase Notes as principal pursuant to any Terms Agreement will be subject at all times to the accuracy of the representations and warranties on the part of each such Issuer and the Guarantor herein and to the accuracy of the statements of the officers of each such Issuer and the Guarantor made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by each such Issuer and the Guarantor of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

                  (a) Legal Opinions. At the Commencement Date and at each Settlement Date with respect to any applicable Terms Agreement, if called for by such Terms Agreement, the Agents shall have received the following documents:

         (1) Opinion of United States Counsel to each Issuer and the Guarantor. The opinion of Craig T. Beazer, Senior Counsel, Treasury Operations and Assistant Secretary of GE Capital or such other counsel satisfactory to the Agent(s), dated as of such Commencement Date or Settlement Date, in form and substance satisfactory to the Agents and counsel to the Agents, to the effect that:

                                    (i) GE Capital has been duly incorporated
                  and is validly existing under the laws of the State of Delaware.

                                    (ii) GE Capital is duly qualified to
                  transact business and is in good standing in the jurisdictions in which the conduct of its business or the ownership of its property requires such qualification.

                                    (iii) The Fiscal Agency Agreement has been
                  duly authorized, executed and delivered by GE Capital and, assuming due authorization, execution and delivery by each Issuer other than GE Capital, is a valid and binding agreement of the relevant Issuer and GE Capital in its capacity as Guarantor.

                                    (iv) The Notes have been duly authorized by
                  GE Capital and, if (a) authorized by the Issuer thereof (in the case of Notes issued by an Issuer other than GE Capital),
                  (b) executed and authenticated in accordance with the provisions of the

                                       11




                  Fiscal Agency Agreement and (c) delivered to and paid for by any purchaser of Notes sold through an Agent as agent or through an Agent as principal pursuant to any Terms Agreement, would be valid and binding obligations of the relevant Issuer enforceable against such Issuer in accordance with their respective terms and would be entitled to the benefits of the Fiscal Agency Agreement.

                                    (v) In the case of Notes issued by an Issuer
                  other than GE Capital, the Guarantees have been duly authorized and, if the Guarantees endorsed on the Notes are executed in accordance with the provisions of the Fiscal Agency Agreement and the Notes are duly executed and authenticated and delivered to and paid for by any purchaser of Notes sold through an Agent as agent or any Agent as principal pursuant to any Terms Agreement, such Guarantees would be valid and binding obligations of the Guarantor enforceable against the Guarantor in accordance with their terms and would be entitled to the benefits of the Fiscal Agency Agreement;

                                    (vi) This Agreement (and, if the opinion is
                  being given pursuant to Section 6(c) hereof as a result of the relevant Issuer's and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor's having entered into a Terms Agreement requiring such opinion, the applicable Terms Agreement) has been duly authorized, executed and delivered by GE Capital and, assuming due authorization, execution and delivery by the relevant Issuer (in the case of Notes issued by an Issuer other than GE Capital), is a valid and binding agreement of the relevant Issuer and the Guarantor enforceable against such Issuer and the Guarantor in accordance with its terms, except as rights to contribution and indemnity hereunder (or thereunder) may be limited under applicable law.

                                    (vii) Neither the execution and delivery of
                  this Agreement nor the issuance and sale of the Notes and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantees as provided herein will contravene the certificate of incorporation or by-laws of GE Capital or result in any violation of any of the terms or provisions of any law, rule or regulation of the United States or of any indenture, mortgage or other agreement or instrument known to such counsel by which GE Capital or any of its subsidiaries is bound.

                                    (viii) No authorization, consent or approval
                  of, or registration or filing with, any governmental or public body or authority in the United States or any state or other political subdivision thereof will be required for the offer and sale of the Notes in the manner contemplated by the Offering Circular, this Agreement (including the offering restrictions contained in Exhibit D hereto) and the Fiscal Agency Agreement.

                                    (ix) The statements contained in the
                  Offering Circular under the captions "Description of Notes", "Description of the Guarantee" and "Plan of Distribution" fairly present the matters referred to therein.

                                    (x) Each document incorporated by reference
                  in the Offering Circular which was filed pursuant to the Exchange Act (except for the financial statements and schedules and other financial and statistical material included therein or omitted therefrom, as to which such counsel need not express any opinion) complied when so

                                       12




                  filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder.

                                    (xi) Registration of the Notes and the
                  Guarantees under the Securities Act and qualification of an indenture under the United States Trust Indenture Act of 1939, as amended, will not be required for the offer and sale of the Notes in the manner contemplated by the Offering Circular, this Agreement (including the offering restrictions contained in Exhibit D hereto) and the Fiscal Agency Agreement.

                                    (xii) Such counsel believes that (except for
                  the financial statements and schedules and other financial and statistical material included therein or omitted therefrom, as to which counsel need not express any belief) the Offering Circular, as of the Commencement Date or the Settlement Date, as the case may be, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (2) Opinion of United States Tax Counsel to each Issuer and the Guarantor. The opinion of U.S. Tax Counsel to each Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor, dated as of such Commencement Date, confirming the information as set forth under the caption "United States Tax Considerations" in the Offering Circular.

         (3) Opinion of United States Counsel to the Agents. The opinion of U.S. Counsel, dated as of such Commencement Date, covering the matters referred to in subparagraph (1) under the subheadings (i),
         (iii), (iv), (v), (vi), (ix), (xi) and (xii).

         (4) Opinion of Local Counsel to the Agents. In the case of Notes issued by an Issuer other than GE Capital, the opinion of Local Counsel to the Agents, dated as of such Commencement Date or Settlement Date, in a form reasonably satisfactory to each Agent participating in a particular issue of Notes.

         (5)               In rendering the opinion referred to in subparagraph
         (1) above, such counsel may state that with respect to (xii) of subparagraph (1), such counsel's opinion and belief are based upon his participation in the preparation of the Offering Circular and any amendments and supplements thereto (including documents incorporated therein by reference) and review and discussion of the contents thereof, but are without independent check or verification except as stated therein. In rendering the opinion referred to in subparagraph
         (1) above, such counsel may state that, with respect to (xi) of subparagraph (1), such counsel need not express any opinion as to when and under what circumstances the Notes and the Guarantees may be re-offered and resold within the United States or to U.S. persons, as such terms are defined in Regulation S under the Securities Act. In rendering the opinions referred to in subparagraph (3) above, such counsel may state that with respect to (xii) of subparagraph (1) above, such counsel's opinion and belief are based upon their participation in the preparation of the Offering Circular and any amendments and supplements thereto (other than documents incorporated by reference) and upon their review and discussion of the contents thereof (including documents incorporated therein by reference), but are without independent check or verification except as stated therein. In rendering the opinions referred to in subparagraphs (1) and (3) above, such counsel may state that with respect to (iv), (v) and (vi) of subparagraph (1)

                                       13




         above, such counsels' opinions, insofar as such opinions relate to enforceability, are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to the effect of general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law). In rendering the opinions referred to in subparagraphs (1) and (3) above, such counsel may, in the case of Notes issued by an Issuer other than GE Capital, rely on the opinion of Local Counsel as to matters of the laws of the country or organization of the relevant Issuer. In rendering their opinions referred to in subparagaph (4) above, such counsel may rely on the opinion of Craig T. Beazer, Senior Counsel, Treasury Operations and Assistant Secretary of GE Capital, or such other counsel satisfactory to the Agent(s) and US Counsel to the Agents, as to matters of New York State Law, the General Corporation Law of the State of Delaware and the federal law of the United States.

                  (b) Officers' Certificates. At the Commencement Date and at each Settlement Date with respect to any Terms Agreement, there shall have been no material adverse change in the condition of (i) GE Capital and its consolidated affiliates, taken as a whole, and (ii) the relevant Issuer (in the case of Notes issued by an Issuer other than GE Capital) and its consolidated affiliates, if any, taken as a whole, from that set forth in the Offering Circular (excluding any amendments or supplements to the Offering Circular since the relevant Acceptance Date, if any); and the Agents shall have received on the Commencement Date and, if called for by the applicable Terms Agreement, at each Settlement Date, certificates dated the Commencement Date or such Settlement Date and signed by an executive officer of the relevant Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor to the foregoing effect.

                  (c) Accountant's Letter. The Agents shall have received at the Commencement Date and at each Settlement Date with respect to any Terms Agreement, if called for by such Terms Agreement, a letter from KPMG LLP, independent public accountants, dated as of the Commencement Date or such Settlement Date, in form and substance satisfactory to the Agents, with respect to the financial statements of GE Capital and certain financial information contained in or incorporated by reference in the Offering Circular.

                  (d) Listing on the Luxembourg Stock Exchange. On the Commencement Date, the listing of the program on the Luxembourg Stock Exchange shall have been granted subject only to delivery to such Exchange of the Offering Circular as most recently amended or supplemented.

                  (e) Listing on the Irish Stock Exchange. On the Commencement Date, the listing of the program on the Official List of the Irish Stock Exchange shall have been granted subject only to delivery to such Exchange of the Offering Circular as most recently amended or supplemented.

                  (f) Other Documents. On the Commencement Date and at each Settlement Date with respect to any applicable Terms Agreement, US Counsel to the Agents and Local Counsel to the Agents (in the case of Notes issued by an Issuer other than GE Capital) shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes and (in the case of Notes issued by an Issuer other than GE Capital) the endorsement thereon of the Guarantees as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the relevant Issuer and the Guarantor in connection with the issuance and sale of Notes and the execution and delivery of the Guarantee as herein contemplated shall be satisfactory in form and substance to the Agents, US Counsel to the Agents and Local Counsel to the Agents.

                                       14




                  (g) If any condition specified in this Section shall not have been fulfilled as of the relevant date required, this Agreement and any Terms Agreement may be terminated as to any Agent by notice by such Agent to the relevant Issuer and the Guarantor at any time at or prior to the Commencement Date or the applicable Settlement Date, and such termination shall be without liability of any party to any other party, except that the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 11 and 15 hereof, shall remain in effect.

         SECTION 6. ADDITIONAL COVENANTS OF EACH ISSUER AND THE GUARANTOR. Each Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor covenants and agrees that:

                  (a) Reaffirmation of Representations and Warranties. Each acceptance by it of an offer for the purchase of Notes, and each sale of Notes to any Agent pursuant to a Terms Agreement, shall be deemed to be an affirmation that the representations and warranties of the relevant Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor contained in this Agreement and in any certificate theretofore delivered to the Agents pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent, or to the Agents, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Offering Circular as amended and supplemented to each such time);

                  (b)      Subsequent Delivery of Certificates. Each time that
(i) the Offering Circular shall be amended or supplemented, or there is filed with the Commission any annual report on Form 10-K incorporated by reference into the Offering Circular; (ii) an Issuer sells Notes to any Agent pursuant to a Terms Agreement and the Agent so requests; and (iii) there is filed with the Commission any quarterly report on Form 10-Q or current report on Form 8-K incorporated by reference into the Offering Circular and any Agent reasonably requests, such Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor shall furnish or cause to be furnished to such Agent (in the case of clause (i)), the Agent(s) party to the Terms Agreement (in the case of clause (ii)) or the requesting Agent(s) (in the case of clause (iii)) promptly a certificate in form satisfactory to such Agent(s) to the effect that the statements contained in the certificates referred to in Section 5(b) hereof which were last furnished to the Agents are true and correct at the time of such amendment or supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Offering Circular as amended and supplemented to such time) or, in lieu of such certificate, certificates of the same tenor as the certificates referred to in said Section 5(b), modified as necessary to relate to the Offering Circular as amended and supplemented to the time of delivery of such certificates; provided, however, that the relevant Issuer and the Guarantor shall not be required to furnish any certificates to any Agents pursuant to this paragraph at a time when the Agents shall have suspended solicitation of purchases of Notes in their capacity as agents pursuant to instructions of such Issuer or the Guarantor, unless an Agent shall then hold any Notes as principal purchased under a Terms Agreement;

                  (c) Subsequent Delivery of Legal Opinions. Each time that the Offering Circular shall be amended or supplemented with respect to the Notes (other than pursuant to a Pricing Supplement describing the terms of a particular tranche of Notes), or there is filed with the Commission any annual report on Form 10-K incorporated by reference into the Offering Circular or, if so indicated in the applicable Terms Agreement, an Issuer sells Notes to an Agent pursuant to a

                                       15




Terms Agreement, such Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor shall furnish or cause to be furnished promptly to the Agents a written opinion of Craig T. Beazer, Senior Counsel, Treasury Operations and Assistant Secretary of GE Capital or such other counsel satisfactory to the Agents and U.S. Counsel; in the case of Notes issued by an Issuer other than GE Capital, a written opinion of Local Counsel; and/or other counsel satisfactory to the Agents, dated the date of delivery of such opinion, in form satisfactory to the Agents, of the same tenor as the opinions referred to in Section 5(a) hereof but modified, as necessary, to relate to the Offering Circular as amended and supplemented to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such opinion to the Agents shall furnish the Agents with a letter to the effect that the Agents may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Offering Circular as amended and supplemented to the time of delivery of such letter authorizing reliance); and

                  (d) Subsequent Delivery of Accountant's Letters. Each time that the Offering Circular shall be amended or supplemented to include additional financial information relating to GE Capital or there is filed with the Commission any document incorporated by reference into the Offering Circular which contains additional financial information relating to GE Capital or, if so indicated in the applicable Terms Agreement, an Issuer sells Notes to an Agent pursuant to a Terms Agreement, such Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor shall cause KPMG LLP promptly to furnish the Agents a letter, dated the date of such amendment or supplement, or the date of the filing of such document with the Commission, or the date of such sale, as the case may be, in form satisfactory to the Agents, of the same tenor as the letter referred to in Section 5(c) hereof; provided, however, that if the Offering Circular is amended or supplemented solely to include financial information as of and for a fiscal quarter, KPMG LLP may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in the Agents' reasonable judgment, such letter should cover such other information.

         SECTION 7. ADDITIONAL COVENANTS OF THE AGENTS. Each Agent agrees that:

                  (a) Advertising. It will not place advertisements or publish notices of any kind in any jurisdiction relating to any Notes, the offering of any Notes or any other matter relating to this Agreement without the prior written consent of the relevant Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor.

                  (b) Calculation Agent. If requested by the relevant Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor and agreed by such Agent with respect to any Notes offered through such Agent as agent or to such Agent as principal, such Agent will act as calculation agent (the "Calculation Agent") with respect to such Notes for all purposes. Unless otherwise agreed by such Issuer, the Guarantor and the relevant Agent, the rights and obligations of such Issuer, the Guarantor and such Agent shall, with respect to each instance in which such Agent is requested to so act, be governed by the Master Calculation Agent Agreement set forth as Exhibit C hereto.

                  (c) Offering Materials and Information. In connection with its solicitation of purchases of the Notes, such Agent will use only (i) the Offering Circular and the documents incorporated therein by reference and (if such solicitation involves a particular tranche of Notes, from and after the Acceptance Date with respect thereto) the applicable Pricing Supplement and (ii)

                                       16


information taken from the documents referred to in the preceding clause; provided, however, that each Agent agrees that it has and will have sole responsibility for the completeness and accuracy of all such information, written or oral, furnished by such Agent and its agents and employees to purchasers and prospective purchasers of the Notes to the extent that such information differs in any material way from the presentation of such information in the documents referred to in clause (i) above.

                  (d)      Stabilization.

                           (i) In connection with the distribution of any Notes, the Agent (if any) designated as Stabilizing Manager in the applicable Pricing Supplement may over-allot or effect transactions which support the market price of such Notes and/or any associated securities at a level higher than that which might otherwise prevail, but in doing so such Agent shall act as principal and not as agent of the relevant Issuer or (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor. Such stabilizing, if commenced, may be discontinued at any time. Any loss resulting from over-allotment and stabilization shall be borne, and any net profit arising therefrom shall be retained, by the Stabilizing Manager for its own account.

                           (ii) Each Issuer confirms that it has been informed of the existence of the informational guidance published by the United Kingdom Financial Services Authority in relation to stabilization.

                           (iii) In relation to any Notes for which the Agent is named as Stabilizing Manager in the applicable Pricing Supplement, the Issuer has not issued and will not issue, without the prior consent of that Agent, any press or other public announcement referring to the proposed issue of Notes unless the announcement adequately discloses the fact that stabilizing action may take place in relation to the Notes to be issued.

                  (e) Each of the Agents undertakes to, and agrees with, each Irish Issuer that, on request by an Irish Issuer, to the extent which it is lawfully able to do so, it will provide any information it has available to it in order to assist the relevant Irish Issuer in complying with any obligations it may have, in relation to the prevention of money laundering, under the Criminal Justice Act, 1994 of Ireland or any code of best practice in such regard.

         SECTION 8. INDEMNIFICATION.

                  (a) Indemnification of the Agents. The relevant Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor agrees to jointly and severally indemnify and hold harmless each Agent, each Agent's respective directors and officers and each person, if any, who controls any Agent against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Circular (if used within the period set forth in Section 3(c) and as amended or supplemented if the relevant Issuer or the Guarantor shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to such Issuer or the Guarantor by any Agent expressly for use

                                       17


therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary offering circular (including, without limitation, any preliminary offering circular supplement) shall not inure to the benefit of any Agent from whom the person asserting any such losses, claims, damages or liabilities purchased Notes, or any person controlling such Agent, if a copy of the Offering Circular (as then amended or supplemented if such Issuer or the Guarantor shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Agent to such person at or prior to the written confirmation of the sale of the Notes to such person, and if the Offering Circular (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

                  (b) Indemnification of the Issuers and the Guarantor. Each Agent agrees, severally and not jointly, to indemnify and hold harmless each Issuer, the Guarantor, each of their respective directors and officers and any person controlling such Issuer or the Guarantor to the same extent as the foregoing indemnity from such Issuer or the Guarantor to each Agent, but only with reference to information relating to such Agent furnished in writing by such Agent expressly for use in the Offering Circular.

                  (c) General. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Sections 8(a) or 8(b) hereof, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
(ii) the named parties to any proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Agents in the case of parties indemnified pursuant to Section 8(a) and by GE Capital in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

         SECTION 9. CONTRIBUTION. If the indemnification provided for in Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) if the indemnifying party is an Issuer or (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor, in such proportion as is appropriate to reflect the relative benefits received by the relevant Issuer on the one hand and the Agents on the other from the issue and sale of the Notes, (ii) if the indemnifying party is an Agent, in such proportion as is appropriate to reflect the relative fault of such Agent on the one hand and the relevant Issuer or the Guarantor on the other hand

                                       18




in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, or (iii) if the allocation provided by clause
(i) or clause (ii) above, as the case may be, is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above or the relative fault referred to in clause (ii) above, as the case may be, but also such relative fault (in cases covered by clause (i)) or such relative benefits (in cases covered by clause
(ii)) as well as any other relevant equitable considerations. The relative benefits received by the relevant Issuer on the one hand and the Agents on the other hand shall be deemed to be in the same proportion as the total sales price received by such Issuer from the sale of Notes that are the subject of the claim for indemnification (before deducting expenses) bears to the total underwriting discounts and commissions received by the Agents from sales of Notes that are the subject of the claim for indemnification. The relative fault of the relevant Issuer or the Guarantor on the one hand and of the Agents on the other shall be determined by reference to, among other things, whether the untrue statement of a fact or the omission to state a fact relates to information supplied by such Issuer or the Guarantor or statements made or furnished by the Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         Each Issuer, the Guarantor and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations provided for, in the respective cases, in clauses (i),
(ii) and (iii) of the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Agent shall be required to contribute any amount in excess of the amount by which the sum of (i) the total price at which any Notes, the purchase of which is the subject of the claim for indemnification and which was solicited by such Agent, were sold by the relevant Issuer and (ii) the total price at which any Notes, the purchase of which is the subject of the claim for indemnification and which such Agent purchased as principal and distributed to the public, were offered to the public, exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents' obligations to contribute pursuant to this Section 9 are several, in proportion to the respective amounts of Notes solicited or purchased by each of such Agents, and not joint.

         SECTION 10. OFFERING RESTRICTIONS.

                  (a) Each Agent hereby represents and warrants that it will observe the restrictions included in Exhibit D hereto on offers and sales of the Notes and the distribution of documents relating to the Notes; the terms of Exhibit D are hereby incorporated by reference with the same effect as if set forth herein in full. Each Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor may from time to time amend, modify or supplement the offering restrictions contained in Exhibit D pursuant to the procedures set forth in Section 17 hereof.

                  (b) Without prejudice to the provisions of this Section 10 and subject to the obligations of each Issuer and the Guarantor set forth in
Section 3 of this Agreement, each Issuer and the Guarantor shall have no responsibility for, and each Agent will obtain, any consent, approval or

                                       19




permission required by such Agent for the subscription, offer, sale or delivery by such Agent of Notes under the laws and regulations in force in any jurisdiction to which such Agent is subject or in or from which such Agent makes any subscription, offer, sale or delivery.

                  (c) Unless otherwise specified in the Pricing Supplement or the Terms Agreement, or both, each Agent agrees to indemnify and hold harmless each Issuer and the Guarantor (and, in any underwritten transaction, each other Agent underwriting Notes) and each person controlling such Issuer and the Guarantor (and, in any underwritten transaction, each other Agent underwriting Notes) from and against any and all losses, claims, damages and liabilities arising from any breach by it of the foregoing provisions of this
Section 10.

         SECTION 11. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or any Terms Agreement, or contained in certificates of officers of the relevant Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or any controlling person of any Agent, or by or on behalf of such Issuer and the Guarantor or any controlling person of such Issuer and the Guarantor, and shall survive each delivery of and payment for any of the Notes.

         SECTION 12. TERMINATION.

                  (a) Termination of this Agreement. This Agreement may be terminated as to a party for any reason, at any time by any party hereto upon the giving of thirty (30) days' written notice of such termination to each other party hereto; provided, however, that an Agent's termination of this Agreement shall terminate the Agreement only between itself, the relevant Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor.

                  (b) Termination of a Terms Agreement. Notwithstanding anything contained in this Agreement, the applicable Agent or Agents may, by notice to the relevant Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor, terminate any Terms Agreement at any time before the time on the relevant Settlement Date when payment would otherwise be due under such Terms Agreement to such Issuer in respect of the relevant Notes if:

                  (i) the opinion of such Agent or Agents, circumstances shall be such as:

                      (A) to prevent or to a material extent restrict payment for the Notes in the manner contemplated in the Terms Agreement; or

                      (B) to a material extent prevent or restrict settlement of transactions in the Notes in the market or otherwise; or

                  (ii) in the opinion of such Agent or Agents, there shall have been:

                      (A) any change in national or international political, legal, tax or regulatory conditions; or

                      (B)  any calamity or emergency,

                                       20




                  which has in its view caused a substantial deterioration in the price and/or value of the Notes;

and, upon notice being given, the parties to such Terms Agreement shall (except for the liability of the relevant Issuer and the Guarantor in relation to expenses as provided in Section 4 of this Agreement (and, if relevant, as provided in such Terms Agreement) and except for any liability arising before or in relation to such termination) be released and discharged from their respective obligations under this Agreement.

                  (c) General. In the event of any such termination, no party will have any liability to the other parties hereto or to the other parties to any Terms Agreement so terminated, except that (i) the Agents shall be entitled to any commissions in accordance with the fourth paragraph of
Section 2(a) hereof, (ii) if at the time of termination (a) any Agent shall own any Notes purchased pursuant to a Terms Agreement with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the relevant Issuer but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 3 and 6 hereof and the offering restrictions set forth in Section 10 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 11 and 15 hereof shall remain in effect.

         SECTION 13. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication to the address or telefax number set forth below:

                                       21




                  In the case of the Issuers or the Guarantor:

                  General Electric Capital Corporation
                  260 Long Ridge Road
                  Stamford, CT 06927
                  Phone: (203) 357-4000
                  Fax: (203) 357-4975
                  Attention: Senior Vice President-Corporate
                    Treasury and Global Funding Operation

                  GE Capital Australia Funding Pty. Ltd.
                  572 Swan Street
                  Richmond, Victoria 3121
                  Australia
                  Phone: 61 28249 3582
                  Fax:   61 2 8249 3788
                  Attention: Vice President

                  General Electric Capital Canada Inc.
                  2300 Meadowvale Blvd.
                  Mississauga, Ontario
                  Canada L5N 5P9
                  Phone: (905) 858-5710
                  Fax:   (905) 858-5234
                  Attention: Vice President and General Counsel

                  GE Capital Canada Funding Company
                  c/o General Electric Capital Canada Inc.
                  2300 Meadowvale Blvd.
                  Mississauga, Ontario
                  Canada L5N 5P9
                  Phone: (905) 858-5710
                  Fax:   (905) 858-5234
                  Attention: Secretary

                  GE  Capital European Funding
                  WIL House
                  Shannon Business Park
                  Shannon
                  Co. Clare
                  Ireland
                  Fax: +353-61-362010
                  Attention: Secretary

                  GE Capital UK Funding

                                       22




                  WIL House
                  Shannon Business Park
                  Shannon
                  Co. Clare
                  Ireland
                  Fax: +353-61-362010
                  Attention: Frank Cantillon, Secretary

                  (in each case with a copy to the Guarantor at the address specified above)

                  In the case of the Agents:

                  Barclays Bank PLC
                  5 The North Colonnade
                  Canary Wharf
                  London E14 4BB
                  England
                  Fax: 44 (0)20 7773 4876
                  Attention: MTN Dealers

                  Credit Suisse First Boston (Europe) Limited
                  One Cabot Square
                  London E14 4QJ
                  England
                  Fax: 44 (0)20 7905 6128
                  Attention: MTN Trading

                  Goldman Sachs International
                  Peterborough Court
                  133 Fleet Street
                  London EC4A 2BB
                  England
                  Fax: 44 (0)20 7774 5711
                  Attention: Medium-Term Note Desk

                  GE Capital Bank S.C.A.
                  20, avenue Prothin
                  Tour Europlaza - 28C4
                  92063 Paris La Defense
                  France
                  Fax: 33 1 47 75 59 04
                  Attention: Medium-Term Note Desk

                  Merrill Lynch International
                  Merrill Lynch Financial Centre

                                       23




                  2 King Edward Street
                  London EC1A 1HQ
                  England
                  Fax: 44 (0)20 7995 4327
                  Attention: EMTN Trading and Distribution Desk

                  UBS LIMITED
                  100 Liverpool Street
                  London EC2M 2RH
                  England
                  Tel: 44 (0) 20 7567 2479
                  Fax: 44 (0) 20 7568 3349
                  Attention: MTNs and Private Placements

         SECTION 14. PARTIES. This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon the Agents, the relevant Issuer, the Guarantor (in the case of Notes issued by an Issuer other than GE Capital) and each of their respective successors. Nothing expressed or mentioned in this Agreement or any Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any Terms Agreement or any provision herein or therein contained. This Agreement and any Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation, except that purchasers of Notes sold by any Agent as agent shall be entitled to the benefits of Section 5 hereof. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

         SECTION 15. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York.

         SECTION 16. ACCESSION OF ADDITIONAL ISSUERS. The Agents and the other parties hereto acknowledge and agree that one or more additional Issuers (each, an "Additional Issuer") may from time to time accede to this Agreement upon the terms and conditions set forth below. On and after the Accession Date (as defined below) with respect to an Additional Issuer, such Additional Issuer shall be bound by the terms of this Agreement and shall be entitled to all rights and benefits, and subject to all duties and obligations, of an Issuer hereunder, except under the circumstances provided for in subsection (c) below.

                  (a) Requirements as to Additional Issuers: Each Additional Issuer shall (i) be a Subsidiary (as hereinafter defined) of GE Capital and (ii) only issue Notes which are unconditionally and irrevocably guaranteed by GE Capital. As used herein, "Subsidiary" shall have the same meaning as set forth in Rule 1-02(x) of Regulation S-X under the Securities Act.

                  (b) Condition Precedent to Accession: On or prior to the date on which an Additional Issuer accedes as a party to this Agreement (the "Accession Date"), each of the following conditions precedents must be fulfilled: (i) the Additional Issuer and the Guarantor shall have

                                       24




delivered an Issuer Accession Notice to each Agent substantially in the form annexed hereto as Exhibit E, together with the attachments described therein;
(ii) each Agent shall have received legal opinions in the form contemplated by
Section 5(a)(1), Section 5(a)(3) and, if the Additional Issuer is incorporated or organized outside of the United States, Section 5(a)(4), or, in the alternative, letters entitling the Agents to rely on the corresponding opinions delivered on the Commencement Date, modified as appropriate to reflect the Additional Issuer; (iii) each Agent shall have received an Officers' Certificate signed by an executive officer of the Additional Issuer in the form contemplated by Section 5(b)(ii); (iv) in the event any Notes to be issued by the Additional Issuer are to be listed on the Luxembourg Stock Exchange, the Irish Stock Exchange or on or by another stock exchange, competent listing authority and/or quotation system, confirmation that listing of any Notes will be granted by such exchange, competent listing authority and/or quotation system subject only to delivery of the Offering Circular as most recently amended or supplemented; and
(v) a supplement or amendment to the Offering Circular, in form and substance reasonably acceptable to the Agents, describing the Additional Issuer and any other matters related to its accession to the program.

                  (c) Agents' Option Not to Recognize Accession. If within thirty (30) days of receipt of an Issuer Accession Notice as provided for in subsection (b) above, an Agent determines, in its sole discretion, not to solicit offers to purchase Notes of such Additional Issuer pursuant to subsection 2(a) and 2(b) hereof, then such Agent shall deliver notice to the Guarantor and such Additional Issuer (at the address set forth in the Issuer Accession Notice) to the effect that such Agent does not intend to recognize such Additional Issuer's accession to this Agreement. Thereafter, such Additional Issuer shall not be deemed to be a party to this Agreement solely with respect to such Agent and such Agent shall have no obligation to solicit offers to purchase Notes on behalf of such Issuer.

         SECTION 17. AMENDMENTS. This Agreement may be amended by an agreement executed by each of the parties hereto; provided, however, that if the relevant Issuer elects to issue Notes denominated in a currency with respect to which additional selling restrictions or amendments to existing selling restrictions or other provisions are required to be added to this Agreement, such Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor shall deliver to each Agent a notice identifying such currency, an amended version of Exhibit D hereto containing such selling restrictions and such other provisions applicable thereto. Any such notice shall constitute an amendment to this Agreement to add such selling restrictions and other provisions and such amendment shall be effective on the date it is sent to each Agent in accordance with the provisions of Section 13 hereof.

                                       25




         If the foregoing is in accordance with your understanding of our agreement, please sign and return to each Issuer (including GE Capital in its capacity as Guarantor of Notes issued by each Issuer other than GE Capital) a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agents and each such Issuer in accordance with its terms.

                                 Very truly yours,

                                 GENERAL ELECTRIC CAPITAL CORPORATION
                                 GENERAL ELECTRIC CAPITAL CANADA INC.

                                 By: ___________________________________________
                                 Name:  Kathryn A. Cassidy
                                 Title: Senior Vice President Corporate Treasury
                                        and Global Funding Operation

                                 GE CAPITAL AUSTRALIA FUNDING PTY. LTD.

                                 By: ___________________________________________
                                 Name:  Kathryn A. Cassidy
                                 Title: Authorized Signatory

                                 GE CAPITAL CANADA FUNDING COMPANY

                                 By: ___________________________________________
                                 Name:  Kathryn A. Cassidy
                                 Title: President

                                 GE CAPITAL EUROPEAN FUNDING

                                 By: ___________________________________________
                                 Name:  Patrick Gilmartin
                                 Title: Director/Authorized Signatory




                                 GE CAPITAL UK FUNDING

                                 By: ___________________________________________
                                 Name:  Patrick Gilmartin
                                 Title: Director/Authorized Signatory

CONFIRMED AND ACCEPTED,
as of the date first above written:

BARCLAYS BANK PLC

By:  __________________________________
Name:
Title:

CREDIT SUISSE  FIRST BOSTON (EUROPE) LIMITED

By:  __________________________________
Name:
Title:

GE CAPITAL BANK S.C.A.

By:  __________________________________
Name:
Title:

GOLDMAN SACHS INTERNATIONAL

By:  __________________________________
Name:
Title:




MERRILL LYNCH INTERNATIONAL

By:  __________________________________
Name:
Title:

UBS LIMITED

By:  __________________________________
Name:
Title:

By:  __________________________________
Name:
Title:




                                                                       EXHIBIT A

                               [Principal Amount]

                     [GENERAL ELECTRIC CAPITAL CORPORATION]
                                [RELEVANT ISSUER]

                 EURO MEDIUM-TERM NOTES OR OTHER DEBT SECURITIES

              [GUARANTEED BY GENERAL ELECTRIC CAPITAL CORPORATION]

                                 TERMS AGREEMENT

                                                                          [DATE]

GENERAL ELECTRIC CAPITAL CORPORATION
260 Long Ridge Road
Stamford, Connecticut  06927
Attention: Senior Vice President-Corporate
           Treasury and Global Funding Operation
[RELEVANT ISSUER]
[Address]

Attention:

Re:           FOURTH AMENDED AND RESTATED EURO MTN DISTRIBUTION AGREEMENT
              DATED MAY 23, 2003

         Each of the undersigned (the "Agents") agrees to purchase the principal amount of bearer Euro-Medium Term Notes [or Other Debt Securities] (Pricing Supplement No. [ ]), set forth opposite its name on Schedule I hereto, having the following terms:

Issuer:
[Guarantor:]
Maturity Date:
Principal Amount:
Issue Price:
Settlement Date and Time: 3:00 p.m., London time, on ____________________ Place of Delivery: Offices of [Name of Agent and Address]
[Settlement Date and Time:  11:00 a.m., Greenwich Mean time, on [           ].]
Place of Delivery of Proceeds:
Issue Date:
Specified Currency:
Interest Rate:
Interest Payments:
Redemption at the option of the Company:
Repayment at the option of the holder:
Combined management and underwriting commission:
Selling concession:
Denominations of Definitive Notes:

                                      A-1




Listing:
Other Terms (including any additional selling restrictions):

For the purposes of the Notes being purchased hereby, any party to this Terms Agreement that is not named as an Agent in the Euro MTN Distribution Agreement referenced above is hereby appointed an Agent thereunder solely with respect to the Notes and any such Agent or Agents agrees to be bound by the terms of the Euro MTN Distribution Agreement as it applies to the distribution of the Notes.

[The certificate[s] referred to in Section 5(b) of the Euro MTN Distribution Agreement, the opinion[s] referred to in Sections 5(a)(1) and 5(a)(4) of the Euro MTN Distribution Agreement and the accountants' letter referred to in
Section 5(c) of the Euro MTN Distribution Agreement will be required.]

[In the event that any Agent desires to use any dealer or selling group to distribute any portion of its allotment of the Notes, then any such Agent or Agents shall cause such dealer or selling group member to agree in writing, for the benefit of the Issuer [and General Electric Capital Corporation in its capacity as Guarantor], to comply with all applicable terms of the Euro MTN Distribution Agreement and this Terms Agreement relating to the distribution of the Notes.]

                                                 [NAME OF AGENT]

                                                 By:____________________________
                                                 Name:
                                                 Title:

Accepted:

GENERAL ELECTRIC CAPITAL CORPORATION

By:________________________________
Name:
Title:

[RELEVANT ISSUER]

By:________________________________
Name:
Title:

                                      A-2




                                   SCHEDULE I

         Name of Agent                                         Principal Amount

                                      A-3




                                                                       EXHIBIT B

                      GENERAL ELECTRIC CAPITAL CORPORATION
                                 AND AFFILIATES

                EURO MEDIUM-TERM NOTES AND OTHER DEBT SECURITIES

                            ADMINISTRATIVE PROCEDURES

                                  MAY 23, 2003

                  Reference is made to Section 2(c) of the Fourth Amended and Restated Euro Medium-Term Note Distribution Agreement, dated May 23, 2003 (as the same may be further amended or supplemented from time to time, the "Euro MTN Distribution Agreement") pursuant to which Euro Medium-Term Notes and other debt securities (the "Notes") are to be offered on a continuous basis by General Electric Capital Corporation ("GE Capital"), and each of the other Issuers named therein or made a party thereto from time to time (together with GE Capital, each an "Issuer"). Notes issued by each Issuer other than GE Capital will be unconditionally and irrevocably guaranteed by GE Capital (the "Guarantor"). Each of the Agents named in the Euro MTN Distribution Agreement (each an "Agent") has agreed to use it best efforts to solicit offers to purchase the Notes. Each Agent, as principal, may also purchase Notes for its own account and if it does so, the relevant Issuer, the Guarantor and such Agent will enter into a terms agreement, as contemplated by the Euro MTN Distribution Agreement. Each Issuer and the Guarantor has reserved the right in the Euro MTN Distribution Agreement from time to time to appoint one or more additional firms either to solicit purchases of Notes from the relevant Issuer by others or to purchase Notes directly from the relevant Issuer as principal for resale to others, and any reference herein to "Agent" shall include each such additional firm.

                  The Notes will be issued under a fourth amended and restated Fiscal and Paying Agency Agreement dated as of May 23, 2003, among each Issuer (including GE Capital in its capacity as Guarantor of Notes issued by an Issuer other than GE Capital), JPMorgan Chase Bank, as fiscal agent (in such capacity, the "Fiscal Agent") and principal paying agent (in such capacity, the "Principal Paying Agent"), and J.P. Morgan Bank Luxembourg S.A., as paying agent, and J.P. Morgan Bank (Ireland) p.l.c., as further amended or supplemented from time to time (the "Fiscal Agency Agreement"). Unless otherwise specified with respect to a particular series of Notes, JPMorgan Bank Luxembourg S.A., will also act as the authenticating agent (the "Authenticating Agent") for the Notes and will be the Registrar for the Registered Notes (as defined below) and will perform the duties specified herein and in the Fiscal Agency Agreement. JP Morgan Chase Bank will also act as Calculation Agent with respect to the Notes unless a different Calculation Agent is appointed by an Issuer or the Guarantor with respect to a specific series of Notes. If the relevant Issuer issues any Notes denominated in Hong Kong dollars, the Principal Paying Agent will act through one of its branches or agencies located outside of Hong Kong and will request of Euroclear and Clearstream, Luxembourg (each as defined below) that the common depositary act through an office outside of Hong Kong, or as may otherwise be required by applicable laws or regulations.

                  Each Issuer has appointed Kredietbank S.A. Luxembourgeoise in Luxembourg as listing agent (the "Listing Agent") for each series of Notes that is listed on the Luxembourg Stock

                                      B-1




Exchange. The Irish Issuers have appointed JPMorgan Bank (Ireland) p.l.c. in Dublin for each Series of Notes that is listed on the Official List of the Irish Stock Exchange (the "Irish Listing Agent"). Series of Notes may be issued that will not be listed on any stock exchange. As used herein, the term "series of Notes" shall refer to all Notes having identical terms but for authentication date and public offering price, and the term "tranche of Notes" shall refer to all Notes having identical terms, including authentication date and public offering price.

                  Notes will bear interest at a fixed rate (the "Fixed Rate Notes"), which may be zero in the case of certain original issue discount notes (the "OID Notes"), or at floating rates (the "Floating Rate Notes"). The Notes will be issued in U.S. dollars or other currencies (the "Specified Currency"). The Notes may be issued in registered form without coupons ("Registered Notes"), in bearer form with or without coupons ("Bearer Notes"), or in any combination of any such registered or bearer forms. Each Bearer Note initially will be represented by a temporary global Note (each, a "Temporary Global Note") delivered to a common depositary located outside the United States (the "Common Depositary") for Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear") and Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") and subsequently by a permanent global Note (each, a "Permanent Global Note") and/or one or more definitive Bearer Notes (each, a "Definitive Bearer Note") or, under certain circumstances, for definitive Registered Notes. If so specified in the applicable Pricing Supplement (as defined below), a tranche or series of Notes may also be held in alternative clearance systems.

                  The Notes are described in an Offering Circular prepared by each Issuer (including GE Capital in its capacity as Guarantor of Notes issued by an Issuer other than GE Capital), which may be amended from time to time (the "Offering Circular"). The terms of each tranche of Notes issued under the Fiscal Agency Agreement will be described in a supplement to the Offering Circular (each such supplement hereinafter referred to as a "Pricing Supplement"). The term "Offering Circular" is used herein to describe the Offering Circular together with the applicable Pricing Supplement unless the context otherwise required.

                  In case of any conflict between these Administrative Procedures and either the Euro MTN Distribution Agreement or the Fiscal Agency Agreement, the terms of the Euro MTN Distribution Agreement or the Fiscal Agency Agreement, respectively, shall govern. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Euro MTN Distribution Agreement or in the Fiscal Agency Agreement.

                                      B-2




                            ADMINISTRATIVE PROCEDURES

Issuance:                  Bearer Notes. Each Bearer Note will be dated and
                           issued as of the date of authentication by the Fiscal
                           Agent. Each Note will bear an original issue date, which will be (i) with respect to a Temporary Global
                           Note (or any portion thereof), the date of its original issue as specified in such Temporary Global
                           Note or (ii) with respect to any Permanent Global
                           Note or Definitive Bearer Note (or portion thereof) issued subsequently upon transfer or exchange of a Bearer Note or in lieu of a destroyed, lost or stolen
                           Bearer Note, the original issue date of the predecessor Bearer Note, regardless of the date of authentication of such subsequently issued Bearer
                           Note.

                           Each Bearer Note issued by an Irish Issuer with a maturity of less than one year shall carry the title "Commercial Paper", include a statement to the effect that it is guaranteed and identify the Guarantor by name and bear the following legend:

                           "This Note is issued in accordance with an exemption granted by the Irish Financial Services Regulatory Authority as a constituent part of the Central Bank and Financial Services Authority of Ireland ("IFSRA") under section 8(2) of the Central Bank Act, 1971 of Ireland, as inserted by section 31 of the Central Bank Act, 1989 of Ireland, as amended by section 70(d) of the Central Bank Act, 1997 of Ireland. [Insert name of relevant Irish Issuer] is not regulated by IFSRA arising from the issue of Notes by it with a maturity of less than one year. An investment in Notes issued by [insert name of relevant Irish Issuer] with a maturity of less than one year does not have the status of a bank deposit and is not within the scope of the Deposit Protection Scheme operated by IFSRA."

                           Registered Notes. Except as described below, each Registered Note will be dated and issued as of the date of its authentication by the Authenticating Agent. Each Registered Note will bear an original issue date, which will be (i) with respect to an original Registered Note (or any portion thereof), its original issuance date (which will be the settlement date), (ii) with respect to any Registered Note (or portion thereof) issued subsequently upon transfer or exchange of a Registered Note or in lieu of a destroyed, lost or stolen Registered Note, the original issuance date of the predecessor Registered Note, regardless of the date of authentication of such subsequently issued Registered Note and (iii) with respect to any Registered Note (or portion thereof) issued in exchange for an interest in a Permanent Global Note,

                                      B-3




                           the last date on which interest was paid on such Permanent Global Note or any predecessor Note.

                           Each Registered Note issued by an Irish Issuer with a maturity of less than one year shall carry the title "COMMERCIAL PAPER", include a statement to the effect that it is guaranteed and identify the Guarantor by name and bear the following legend:

                           "This Note is issued in accordance with an exemption granted by IFSRA under section 8(2) of the Central Bank Act, 1971 of Ireland, as inserted by section 31 of the Central Bank Act, 1989 of Ireland, as amended by section 70(d) of the Central Bank Act, 1997 of Ireland. [Insert name of relevant Irish Issuer] is not regulated by IFSRA arising from the issue of Notes by it with a maturity of less than one year. An investment in Notes issued by [insert name of relevant Irish Issuer] with a maturity of less than one year does not have the status of a bank deposit and is not within the scope of the Deposit Protection Scheme operated by IFSRA."

Registration:              Registered Notes will be issued only in fully
                           registered form without coupons.

Guarantee:                 Each Note issued by an Issuer other than GE Capital
                           will have the Guarantee of the Guarantor endorsed thereon.

Transfers and              Bearer Notes. Transfers of interests in a Temporary
Exchanges:                 or Permanent Global Note will be made by Euroclear or
                           Clearstream, Luxembourg in accordance with its customary operating procedures. Title to definitive
                           Bearer Notes and coupons will pass by physical delivery. The bearer of each coupon, whether or not attached to a definitive Bearer Note, shall be subject to and bound by all the provisions contained in the definitive Bearer Note to which such coupon relates. The bearer of any definitive Bearer Note and any coupon may, to the fullest extent permitted by applicable law, be treated at all times, by all persons and for all purposes as the absolute owner of such definitive Bearer Note or coupon, as the case may be, regardless of any notice of ownership, theft or loss or of any writing thereon. Bearer Notes may be exchanged, if so provided in the applicable
                           Pricing Supplement, for Registered Notes.

                           Registered Notes. A Registered Note may be presented for transfer or exchange at the corporate trust office of the Registrar or any Transfer Agent appointed under the Fiscal Agency Agreement. Registered Notes will be exchangeable for other Registered Notes having identical terms but different

                                      B-4




                           denominations without service charge. Registered Notes will not be exchangeable for Bearer Notes.

Maturities:                Each Note will mature on a date from nine months or
                           more from its date of issue; provided, however, Notes denominated in Specified Currencies other than US dollars may be subject to restrictions on maturities as provided for in the Euro MTN Distribution
                           Agreement or as otherwise may be required by regulations of the applicable central bank or similar monetary authority of the country issuing the Specified Currency.

Specified Currency:        The currency denomination with respect to any Note
                           and the payment of interest and the repayment of principal with respect to any such Note shall be as set forth therein and in the applicable Pricing
                           Supplement.

Denominations:             Unless otherwise provided in the applicable Pricing
                           Supplement, the following denominations shall apply:

                                    (a) Definitive Bearer Notes. Definitive
                                    Bearer Notes will be issued in denominations of 100,000 units, 10,000 units or 1,000 units of the Specified Currency indicated on the face of such Note;

                                    (b) Global Bearer Notes. Global Bearer Notes will be issued in denominations of 1,000 units of the Specified Currency indicated on the face thereof and integral multiples thereof;

                                    (c) Registered Notes. Registered Notes will be issued in denominations of 10,000 units of the Specified Currency indicated on the face of such Note or an integral multiple of 1,000 units of such Specified Currency in excess thereof;

                                    provided, however, Notes denominated in
                                    Specified Currencies other than US Dollars may be subject to denomination restrictions as set forth in the Euro MTN Distribution Agreement or as otherwise may be required by regulations of the applicable central bank or similar monetary authority of the country issuing the Specified Currency.

                                    (d) Notes issued by an Irish Issuer with a maturity of less than one year will be subject to a minimum denomination of
                                    (euro)125,000 or its foreign currency
                                    equivalent. No Irish Issuer may offer Notes where the Notes have a denomination of less than (euro)40,000. Notes

                                      B-5




                                    issued by an Irish Issuer will, if unlisted, have a minimum denomination of GBP(pound)300,000 or its foreign currency equivalent.

Global Notes and Definitive
Bearer and Registered Notes:        Until the 40th day following the date of
                                    issuance of any tranche of Bearer Notes or such other date as may be required to comply with the terms of Regulation S ("Regulation
                                    S") under the U.S. Securities Act of 1933, as amended, as described in the Euro MTN
                                    Distribution Agreement (the "Exchange
                                    Date"), and until Final Certification (as defined below) in accordance with TEFRA D as described in the Euro MTN Distribution
                                    Agreement, such tranche of Bearer Notes will be represented by one or more Temporary
                                    Global Notes in bearer form without interest coupons. The relevant Issuer shall execute, and upon the instructions of the relevant
                                    Issuer the Authenticating Agent shall
                                    complete and authenticate, such Temporary
                                    Global Note upon the same conditions and in substantially the same manner, and with the same effect, as an individual definitive
                                    Bearer Note. On or prior to the settlement date (which will normally be the original issue date) with respect to such Notes, the Authenticating Agent shall deposit the
                                    Temporary Global Note with the Common
                                    Depositary in the manner specified below under "Settlement Procedures; Bearer Notes".
                                    The interest of each beneficial owner of Bearer Notes represented by such Temporary
                                    Global Note will be credited to the
                                    appropriate account with Euroclear or
                                    Clearstream, Luxembourg, as specified below under "Interest -- General; Bearer Notes".

                                    On or after the Exchange Date and provided that Final Certification (as described below) has occurred, the interest of the beneficial owners of the Notes represented by the Temporary Global Note shall be cancelled and such interests shall thereafter be represented by a Permanent Global Note or Definitive Bearer Notes or, if provided in the applicable Pricing Supplement, by definitive Registered Notes. The interest of each beneficial owner of Bearer Notes represented by a Permanent Global Note will be credited to the appropriate account with Euroclear or Clearstream, Luxembourg.

                                    The beneficial owner of an interest in a Permanent Global Note may, at any time, upon 30 days' written

                                      B-6




                                    notice to the Fiscal Agent as provided in the Fiscal Agency Agreement given by such beneficial owner through either Euroclear or Clearstream, Luxembourg, as the case may be, exchange its beneficial interest in such Permanent Global Note for one or more Definitive Bearer Notes (or, if provided in the applicable Pricing Supplement, a Registered Note) equal in aggregate principal amount to such beneficial interest. Upon receipt by the Fiscal Agent of an initial request to exchange an interest in a Permanent Global Note for a Definitive Bearer Note or Notes, all other interests in such Permanent Global Note shall, so long as Euroclear or Clearstream, Luxembourg shall so require, be exchanged for Definitive Bearer Notes. Such exchange shall occur at no expense to the beneficial owners as soon as practicable after the receipt of the initial request for Definitive Bearer Notes. After such exchange has occurred, all remaining interests in the temporary global Bearer Note will be exchangeable only for definitive Bearer Notes or (if so provided in the applicable Pricing Supplement) for definitive Registered Notes.

                                    In all events, Bearer Notes will be
                                    delivered by the Fiscal Agent only outside the United States to non-US persons.

Final Certification:                Final Certification with respect to a
                                    Temporary Global Note shall mean the
                                    delivery by Euroclear or Clearstream,
                                    Luxembourg, as the case may be, to the
                                    Fiscal Agent of a signed certificate (a
                                    "Clearance System Certificate") in
                                    substantially the form set forth in Exhibit
                                    B-1 to the Fiscal Agency Agreement with
                                    respect to the Notes being exchanged, dated no earlier than the Exchange Date for such Notes, to the effect that Euroclear or Clearstream, Luxembourg, as the case may be, has received certificates ("Certificates of
                                    Non-U.S. Beneficial Ownership") in the form substantially set forth in Exhibit B-2 to the Fiscal Agency Agreement with respect to each of such Notes, which Certificates of Non-U.S. Beneficial Ownership shall be dated no earlier than ten days before the Exchange
                                    Date and shall be delivered by the account holders appearing on its records as entitled to such Notes.

Interest:                           The following is a summary of terms of the
                                    Notes with respect to interest and is for informational purposes only; the terms of each Note as described in the Pricing
                                    Supplement and the Offering Circular shall govern in the

                                      B-7



                                    case of any conflict with the provisions set forth below. Terms used but not defined herein shall have the meanings assigned to them in the Offering Circular.

                                    General: Bearer Notes. Interest on each
                                    Bearer Note will accrue from and including the original issue date of such Note for the first interest period and from and including the most recent date to which interest has been paid for all subsequent interest periods. Each payment of interest on a Bearer Note will include interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid (or from and including the date of issue, if no interest has been paid) to but excluding the Interest Payment Date; provided, however, that in the case of Floating Rate Notes on which the interest rate is reset daily or weekly, each interest payment will include interest accrued from and including the date of issue or from but excluding the fifteenth calendar day preceding the next preceding Interest Payment Date (whether or not such fifteenth calendar day is a Business Day), unless otherwise specified in the applicable Pricing Supplement; and provided, further, that interest in respect of any Interest Payment Date on any interest in a Temporary Global Note for which Final Certification has not been made shall not be paid until the occurrence of the earlier of (1) Final Certification with respect to such interest in such Temporary Global Note and (2) in the case of an Interest Payment Date occurring between the original issue date and the Exchange Date, delivery by Euroclear or Clearstream, Luxembourg, as the case may be, to the Fiscal Agent of a Clearing System Certificate dated no earlier than such Interest Payment Date to the effect that Euroclear or Clearstream, Luxembourg, as the case may be, has received Certificates of Non-U.S. Beneficial Ownership with respect to such interests in the Temporary Global Note, which Certificates of Non-U.S. Beneficial Ownership shall have been dated no earlier than ten days before such Interest Payment Date and shall be signed by the account holders appearing on its records as entitled to such Notes.

                                    Fixed Rate Bearer Notes. Unless otherwise specified in the applicable Pricing Supplement, interest payments on Fixed Rate Bearer Notes will be made semi-annually on March 15 and September 15 of each year and at maturity or upon any earlier redemption or repayment.

                                      B-8




                                    Floating Rate Bearer Notes. Interest
                                    payments will be made on Floating Rate
                                    Bearer Notes monthly, quarterly,
                                    semi-annually or annually. Except as
                                    provided below or as specified in the
                                    applicable Pricing Supplement, interest will be payable, in the case of Floating Rate Bearer Notes with a daily, weekly or monthly Interest Reset Date, on the third Wednesday of each month or on the third Wednesday of March, June, September and December, as specified pursuant to "A" under "Settlement Procedures; Bearer Notes" below ("Settlement Procedure "A" "); in the case of Notes with a quarterly Interest Reset Date, on the third Wednesday of March, June, September and December of each year; in the case of Notes with a semi-annual Interest Reset Date, on the third Wednesday of the two months specified pursuant to Settlement Procedure "A" and in the case of Notes with an annual Interest Reset Date, on the third Wednesday of the month specified pursuant to Settlement Procedure "A" and, in each case, on the Maturity Date. If any such Interest Payment Date is not a Business Day, the provisions set forth under "Payments of Principal and Interest -- Bearer Notes" shall apply.

                                    General: Registered Notes. Interest on each
                                    Registered Note will accrue from and
                                    including the original issue date of such Note for the first interest period and from and including the most recent date to which interest has been paid for all subsequent interest periods. Each payment of interest on a Registered Note will include interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid (or from and including the date of issue, if no interest has been paid) to but excluding the Interest Payment Date, provided, however, that in the case of Floating Rate Notes which reset daily or weekly, interest payments will include interest from and including the date of issue or from but excluding the last Regular Record Date to which interest has been paid, as the case may be, through and including the Regular Record Date next preceding the Interest Payment Date, unless otherwise specified in the applicable Pricing Supplement; and provided, further, that at the Maturity Date, the interest payable will include interest accrued to but excluding the Maturity Date.

                                    Fixed Rate Registered Notes. Unless
                                    otherwise specified in the applicable
                                    Pricing Supplement, interest payments on
                                    Fixed Rate Registered Notes will be made

                                      B-9




                                    semi-annually on March 15 and September 15 of each year and at the Maturity Date; provided, however, that in the case of Registered Fixed Rate Notes issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

                                    Floating Rate Registered Notes. Interest payments will be made on Floating Rate Registered Notes monthly, quarterly, semiannually or annually. Except as provided below or as specified in the applicable Pricing Supplement, interest will be payable, in the case of Floating Rate Registered Notes with a daily, weekly or monthly Interest Reset Date, on the third Wednesday of each month or on the third Wednesday of March, June, September and December, as specified pursuant to "AA" below under "Settlement Procedures; Registered Notes" ("Settlement Procedure "AA" "); in the case of Notes with a quarterly Interest Reset Date, on the third Wednesday of March, June, September and December of each year; in the case of Notes with a semi-annual Interest Reset Date, on the third Wednesday of the two months specified pursuant to Settlement Procedure "AA"; and in the case of Notes with an annual Interest Reset Date, on the third Wednesday of the month specified pursuant to Settlement Procedure "AA" and, in each case, on the Maturity Date; provided, however, that in the case of Registered Floating Rate Notes issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date. If any such Interest Payment Date is not a Business Day, the provisions set forth under "Payments of Principal and Interest -- Registered Notes" shall apply.

Disclosure under Interest
Act (Canada):                       In the case of Notes issued by GEC Canada or
                                    GEC Canada Funding whenever it is necessary to compute any amount of interest in respect of the Notes for a period of less than a full year, such interest shall be calculated on the basis of a 360-day year consisting of 12 months of 30 days each. For purposes only of disclosure under the Interest Act
                                    (Canada), the yearly rate of interest to which interest so calculated is equivalent is the interest rate set forth herein multiplied by a fraction the numerator of which is the number of

                                      B-10




                                    days in the calendar year in which the same is to be ascertained and the denominator of which is 360.

Calculation of Interest:            The following is a summary of terms of the
                                    Notes with respect to the calculation of interest and is for informational purposes only; the terms of each Note as described in the Pricing Supplement and the Offering
                                    Circular shall govern in the case of any conflict with the provisions set forth below. Terms used but not defined herein shall have the meanings assigned to them in the Offering Circular.

                                    Fixed Rate Notes. Interest will be
                                    calculated as specified in the Offering
                                    Circular or as modified in the applicable
                                    Pricing Supplement.

                                    Floating-Rate Notes. Interest will be
                                    calculated as specified in the Offering
                                    Circular or as modified in the applicable
                                    Pricing Supplement.

Payments of Principal
and Interest:                       The following is a summary of terms of the
                                    Notes with respect to the payment of
                                    principal and interest and is for
                                    informational purposes only; the terms of each Note (as described in the Pricing
                                    Supplement and the Offering Circular) and the Fiscal Agency Agreement shall govern in the case of any conflict with the provisions set forth below. Terms used but not defined herein shall have the meanings assigned to them in the Fiscal Agency Agreement.

                                    Bearer Notes. Except as otherwise provided in the Bearer Notes, payment of the principal amount of each Bearer Note at the Maturity Date thereof will be made only upon presentation and surrender of such Bearer Note to the Principal Paying Agent or any Paying Agent outside the United States. Such payment, together with payment of interest due at the Maturity Date of such Note, will be made in funds available for immediate use by the Principal Paying Agent or such Paying Agent and in turn by the holder of such Note. Bearer Notes presented to the Principal Paying Agent or a Paying Agent at the Maturity Date for payment will be cancelled or destroyed by such paying agent and delivered to the relevant Issuer with a certificate of cancellation or destruction, as applicable. All interest payments on a Bearer Note (other than interest due at the Maturity Date) will be made by check drawn on the Principal Paying Agent (or another person appointed by the

                                      B-11




                                    Principal Paying Agent) and delivered to an address outside the United States by the Principal Paying Agent to the person entitled thereto or by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States.

                                    Except as specified in "Interest -- General;
                                    Bearer Notes" above, interest on a Temporary
                                    Global Note or Permanent Global Note shall be payable to the beneficial owner thereof through credit to the account of such owner or of the custodian bank of such owner with Euroclear or Clearstream, Luxembourg. Except as otherwise provided in the Bearer Notes, interest on a definitive Bearer Note shall be payable to the holder of the appropriate coupon appertaining thereto only upon presentation and surrender of such coupon at the office of the Principal Paying Agent or any other Paying Agent outside the United States.

                                    If any Interest Payment Date or the Maturity
                                    Date or redemption or repayment date of a Fixed Rate Bearer Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date or Maturity Date, as the case may be. If any Interest Payment Date (other than the Maturity Date) for any Floating Rate Bearer Note would fall on a day that is not a Business Day with respect to such Note, such Interest Payment Date will be the following day that is a Business Day with respect to such Note at which time the Issuer will pay additional interest that has accrued up to but excluding such following Business Day, except that, in the case of a Bearer LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding day that is a Business Day with respect to such Bearer LIBOR Note. If the Maturity Date for any Floating Rate Bearer Note would fall on a day that is not a Business Day with respect to such Note, the payment of principal, premium, if any, and interest, if any, will be made on the following day that is a Business Day with respect to such Note, and no interest shall accrue for the period from and after such Maturity Date.

                                    Registered Notes. Except as otherwise
                                    provided in a Registered Note, the Principal
                                    Paying Agent will pay the principal amount of each Registered Note at the Maturity

                                      B-12




                                    Date upon presentation and surrender of such Note to its offices. Such payment, together with payment of interest due at the Maturity Date of such Note, will be made in funds available for immediate use by the Principal Paying Agent and in turn by the holder of such Note. Registered Notes presented to the Principal Paying Agent at the Maturity Date for payment will be cancelled or destroyed and delivered to the relevant Issuer with a certificate of cancellation or destruction, as applicable. All interest payments on a Registered Note (other than interest due at the Maturity Date) will be made by check drawn on the Principal Paying Agent (or another person appointed by the Principal Paying Agent) and mailed by the Principal Paying Agent to the person entitled thereto as provided in such Note and the Fiscal Agency Agreement or by wire transfer of immediately available funds. Following each Regular Record Date, the Principal Paying Agent will furnish the relevant Issuer with a list of interest payments to be made on the following Interest Payment Date for each Registered Note and in total for all Registered Notes. Interest at the Maturity Date will be payable to the person to whom the payment of principal is payable. The Principal Paying Agent will provide monthly to the relevant Issuer lists of principal and interest, to the extent ascertainable, to be paid on Registered Notes maturing or to be redeemed in the next month. The Principal Paying Agent will be responsible for withholding taxes on interest paid on Registered Notes as required by applicable law.

                                    If any Interest Payment Date or the Maturity
                                    Date of a Fixed Rate Registered Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date or Maturity Date, as the case may be. If any Interest Payment Date (other than the Maturity Date) for any Floating Rate Registered Note would fall on a day that is not a Business Day with respect to such Note, such Interest Payment Date will be the following day that is a Business Day with respect to such Note at which time the Issuer will pay additional interest that has accrued up to but excluding such following Business Day, except that, in the case of a Registered LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding day that is a Business Day with respect to such Registered LIBOR Note. If the Maturity

                                      B-13




                                    Date for any Floating Rate Registered Note would fall on a day that is not a Business Day with respect to such Note, the payment of principal, premium, if any, and interest, if any, will be made on the following day that is a Business Day with respect to such Note, and no interest shall accrue for the period from and after such Maturity Date.

Preparation of                      If any offer to purchase a tranche of Notes
Pricing Supplement:                 is accepted by or on behalf of the relevant
                                    Issuer, the relevant Issuer and (in the case of Notes issued by an Issuer other than GE
                                    Capital) the Guarantor will prepare a
                                    pricing supplement (a "Pricing Supplement") reflecting the terms of such tranche of Note and will deliver a copy of such Pricing
                                    Supplement to the relevant Agent as such Agent shall request as soon as practicable, but in no event later than 5 Business Days following the date such offer to purchase
                                    Notes is accepted. The relevant Agent will cause such Pricing Supplement together with the Offering Circular to be delivered to each purchaser of such tranche of Note. In addition, the relevant Issuer shall forward the Pricing Supplement to the Fiscal Agent as soon as it becomes available but in no event later than the issue date.

                                    In each instance that a Pricing Supplement is prepared, the Agents receiving such Pricing Supplement will affix the Pricing Supplement to the Offering Circular prior to their use. Outdated Pricing Supplements, and the Offering Circular to which they are attached (other than those retained for files), will be destroyed.

Settlement:                         The receipt by the relevant Issuer of
                                    immediately available funds in exchange for the delivery of an authenticated Temporary
                                    Global Note to the Common Depositary in the manner described in "Settlement Procedures;
                                    Bearer Notes" below or an authenticated
                                    Registered Note delivered to the relevant
                                    Agent and such Agent's delivery of such Note against receipt of immediately available funds shall constitute "settlement" with respect to such Note. All orders accepted by the relevant Issuer will be settled on such date as the relevant Issuer and the purchaser shall agree upon.

Settlement Procedures;              Settlement Procedures with regard to each
Bearer Notes:                       Bearer Note sold by each Issuer to or
                                    through an Agent shall be as follows:

                                      B-14




                                    A.       The relevant Agent will advise the
                                             relevant Issuer by telephone that
                                             such Note is initially a Bearer
                                             Note and of the following
                                             settlement information:

                                             1.       Principal amount.

                                             2.       Maturity Date.

                                             3.       In the case of a Fixed
                                                      Rate Bearer Note, the
                                                      Interest Rate, the
                                                      frequency of interest
                                                      payments, and whether such
                                                      Note is an Amortizing Note
                                                      and, if so, the
                                                      amortization schedule, or,
                                                      in the case of a Floating
                                                      Rate Bearer Note, the
                                                      Initial Interest Rate (if
                                                      known at such time),
                                                      Interest Payment Dates,
                                                      Interest Payment Period,
                                                      Calculation Agent, Base
                                                      Rate, Index Maturity,
                                                      Interest Reset Period,
                                                      Interest Reset Dates,
                                                      Spread or Spread
                                                      Multiplier (if any),
                                                      Minimum Interest Rate (if
                                                      any), Maximum Interest
                                                      Rate (if any) and the
                                                      Alternate Rate Event
                                                      Spread (if any).

                                             4.       Redemption or repayment
                                                      provisions, if any.

                                             5.       Settlement date and time.

                                             6.       Issue Price.

                                             7.       Denominations.

                                             8.       Specified Currency.

                                             9.       Agent's commission, if
                                                      any, determined as
                                                      provided in the Euro MTN
                                                      Distribution Agreement.

                                             10.      Agent's account number at
                                                      Clearstream or the
                                                      Euroclear Operator.

                                             11.      Whether the Note is an
                                                      Indexed Note, and if it is
                                                      an Indexed Note, the
                                                      Indexed Currency, the
                                                      Currency Base Rate and the
                                                      Determination Agent.

                                      B-15




                                             12.      Whether the Note is a Dual
                                                      Currency Note, and if it
                                                      is a Dual Currency Note,
                                                      the Face Amount Currency,
                                                      the Optional Payment
                                                      Currency, the Designated
                                                      Exchange Rate, the Option
                                                      Election Dates and the
                                                      Option Value Calculation
                                                      Agent.

                                             13.      If applicable, wire
                                                      transfer instructions
                                                      including name of banking
                                                      institution where transfer
                                                      is to be made and account
                                                      number.

                                             14.      Whether such Note is to be
                                                      listed on the Luxembourg
                                                      Stock Exchange, the
                                                      Official List of the Irish
                                                      Stock Exchange, Euronext
                                                      Amsterdam N.V., the
                                                      Singapore Exchange
                                                      Securities Trading Limited
                                                      or on or by any other
                                                      exchange competent listing
                                                      authority and/or quotation
                                                      system.

                                             15.      Any other applicable
                                                      terms.

                                    B.       The relevant Issuer will advise the
                                             Fiscal Agent by telephone or
                                             electronic transmission confirmed
                                             in writing at any time on the sale
                                             date of the information set forth
                                             in Settlement Procedure A above.
                                             The Fiscal Agent will forward such
                                             information to the Listing Agent if
                                             such series of Notes is listed on
                                             the Luxembourg Stock Exchange. The
                                             relevant Issuer will also give the
                                             Fiscal Agent written instructions
                                             regarding the transfer of funds.
                                             The relevant Issuer will send a
                                             copy of such instructions to the
                                             relevant Agent or Agents.

                                             The Fiscal Agent shall telephone
                                             each of Euroclear or Clearstream,
                                             Luxembourg with a request for a
                                             security code for each tranche
                                             agreed to be issued, which security
                                             code or codes will be notified by
                                             the Fiscal Agent to the relevant
                                             Issuer and the relevant Agent or
                                             Agents.

                                             The relevant Issuer and (in the
                                             case of Notes issued by an Issuer
                                             other than GE Capital) the
                                             Guarantor shall prepare and cause
                                             to be delivered to the Fiscal Agent
                                             a Pricing

                                      B-16




                                             Supplement to the Offering Circular
                                             describing the terms of the
                                             particular tranche of Notes.

                                    C.       In accordance with the written
                                             instructions and the applicable
                                             Pricing Supplement, the Fiscal
                                             Agent shall prepare and
                                             authenticate a Temporary Global
                                             Note for each tranche which the
                                             relevant Issuer has agreed to sell,
                                             the settlement for which tranche is
                                             to occur on the settlement date.
                                             The Temporary Global Note will then
                                             be delivered to the Common
                                             Depositary. The Fiscal Agent will
                                             also give instructions to Euroclear
                                             or Clearstream, Luxembourg to
                                             credit the Notes represented by
                                             such Temporary Global Notes
                                             delivered to such Common Depositary
                                             to the Fiscal Agent's distribution
                                             account at Euroclear or
                                             Clearstream, Luxembourg, as the
                                             case may be. The Fiscal Agent will
                                             instruct Euroclear or Clearstream,
                                             Luxembourg to debit, on the
                                             settlement date, from the
                                             distribution account of the Fiscal
                                             Agent the number of Notes of each
                                             Tranche with respect to which the
                                             relevant Agent has solicited an
                                             offer to purchase and to credit, on
                                             the settlement date, such Notes to
                                             the account of such Agent with
                                             Euroclear or Clearstream,
                                             Luxembourg against payment of the
                                             issue price of such Notes. Each
                                             relevant Agent shall give
                                             corresponding instructions to
                                             Euroclear or Clearstream,
                                             Luxembourg.

                                    D.       Euroclear and Clearstream,
                                             Luxembourg shall debit and credit
                                             accounts in accordance with
                                             instructions received by them. The
                                             Fiscal Agent shall pay the relevant
                                             Issuer the aggregate net proceeds
                                             received by it in immediately
                                             available funds via a transfer of
                                             funds to the account of the
                                             relevant Issuer with a bank
                                             selected by such Issuer notified to
                                             the Fiscal Agent from time to time
                                             in writing.

Settlement Procedures                        For sales by each Issuer of Bearer
Timetable; Bearer Notes:                     Notes to or through an Agent,
                                             Bearer Settlement Procedures "A"
                                             through "D" above shall be
                                             completed on or before the
                                             respective times set forth below:

                                      B-17




                                             Settlement Procedure
                                             Bearer Notes    Time

                                             A        12:00 P.M. (NYC time)
                                                      three days before
                                                      settlement date

                                             B        9:00 A.M. (London time)
                                                      two days before settlement
                                                      date

                                             C        3:45 P.M. (London time) on
                                                      day before settlement date

                                             D        5:00 P.M. (NYC time) on
                                                      settlement date

Settlement Procedures;              Settlement Procedures with regard to each
Registered Notes:                   Registered Note sold by each Issuer to or
                                    through an Agent shall be as follows:

                                    AA.      The relevant Agent will advise the
                                             relevant Issuer by telephone that
                                             such Note is a Registered Note and
                                             of the following settlement
                                             information:

                                    1.       Name in which such Note is to be
                                             registered ("Registered Owner").

                                    2.       Address of the Registered Owner and
                                             address for payment of principal
                                             and interest.

                                    3.       Taxpayer identification number of
                                             the Registered Owner (if
                                             available); the Agent shall request
                                             that the purchasers of the Notes
                                             prepare a Form W-8BEN or other
                                             applicable form required by the
                                             United States Internal Revenue Code
                                             of 1986, as amended (the "Code")
                                             and cause such form to be delivered
                                             to the Fiscal and Paying Agent on
                                             or prior to the settlement date.

                                    4.       Principal amount.

                                    5.       Maturity Date.

                                    6.       In the case of a Fixed Rate
                                             Registered Note, the Interest Rate,
                                             the frequency of interest payments
                                             and whether such Note is an
                                             Amortizing Note and, if so, the
                                             amortization schedule, or, in the

                                      B-18




                                             case of a Floating Rate
                                             Registered Note, the Initial
                                             Interest Rate (if known at such
                                             time), Interest Payment Dates,
                                             Interest Payment Period,
                                             Calculation Agent, Base Rate, Index
                                             Maturity, Interest Reset Period,
                                             Interest Reset Dates, Spread or
                                             Spread Multiplier (if any), Minimum
                                             Interest Rate (if any), Maximum
                                             Interest Rate (if any) and the
                                             Alternate Rate Event Spread (if
                                             any).

                                    7.       Redemption or repayment provisions,
                                             if any.

                                    8.       Settlement date and time.

                                    9.       Issue Price.

                                    10.      Denominations.

                                    11.      Specified Currency.

                                    12.      Agent's commission, if any,
                                             determined as provided in the Euro
                                             MTN Distribution Agreement.

                                    13.      Whether the Note is issued with
                                             more than a de minimis amount of
                                             discount.

                                    14.      Whether the Note is an Indexed
                                             Note, and if it is an Indexed Note,
                                             the Indexed Currency, the Currency
                                             Base Rate and the Determination
                                             Agent.

                                    15.      Whether the Note is a Dual Currency
                                             Note, and if it is a Dual Currency
                                             Note, the Face Amount Currency, the
                                             Optional Payment Currency, the
                                             Designated Exchange Rate, the
                                             Option Election Dates and the
                                             Option Value Calculation Agent.

                                    16.      If applicable, wire transfer
                                             instructions, including name of
                                             banking institution where transfer
                                             is to be made and account number.

                                    17.      Whether such Note is to be listed
                                             on the Luxembourg Stock Exchange,
                                             the Official List of the Irish
                                             Stock Exchange, Euronext Amsterdam
                                             N.V., Singapore Exchange Securities
                                             Trading Limited or on or by any
                                             other

                                      B-19




                                             exchange competent listing
                                             authority and/or quotation system.

                                    18.      Any other applicable terms.

                                    BB.      The relevant Issuer will advise the
                                             Fiscal Agent by telephone or
                                             electronic transmission (confirmed
                                             in writing at any time on the sale
                                             date) of the information set forth
                                             in Settlement Procedure "AA" above.

                                    CC.      The relevant Issuer will have
                                             delivered to the Authenticating
                                             Agent an executed Note. The
                                             Authenticating Agent will complete
                                             such Note and authenticate such
                                             Note and deliver it through the
                                             Fiscal Agent (with the
                                             confirmation) to the relevant
                                             Agent, and such Agent will
                                             acknowledge receipt of the Note.
                                             Such delivery will be made only
                                             against such acknowledgment of
                                             receipt and evidence that
                                             instructions have been given by
                                             such Agent for payment to the
                                             account of the relevant Issuer, in
                                             funds available for immediate use,
                                             of an amount equal to the price of
                                             such Note less such Agent's
                                             commission, if any; provided
                                             however, the relevant Issuer and
                                             the Fiscal Agent may agree on
                                             different delivery procedures for
                                             definitive Registered Notes
                                             denominated in Specified Currencies
                                             other than U.S. dollars. In the
                                             event that the instructions given
                                             by such Agent for payment to the
                                             account of such Issuer are revoked,
                                             such Issuer will as promptly as
                                             possible wire transfer to the
                                             account of such Agent an amount of
                                             immediately available funds equal
                                             to the amount of such payment made.

                                             The Principal Paying Agent shall
                                             pay the relevant Issuer the
                                             aggregate net proceeds received by
                                             it in immediately available funds
                                             via a transfer of funds to the
                                             account of the relevant Issuer
                                             maintained at a bank selected by
                                             such Issuer notified to the
                                             Principal Paying Agent from time to
                                             time in writing.

                                    DD.      Unless the relevant Agent purchased
                                             such Note for its own account, such
                                             Agent will deliver such Note (with
                                             confirmation) to the customer
                                             against payment in immediately
                                             payable funds.

                                      B-20




                                             Such Agent will obtain the
                                             acknowledgment of receipt of such
                                             Note. If the relevant Agent
                                             purchased such Note for its own
                                             account, such Agent will accept
                                             delivery of such Note against
                                             payment in immediately available
                                             funds, and will deliver an
                                             acknowledgement of receipt of such
                                             Note.

                                    EE.      Periodically, the Fiscal Agent will
                                             send to the relevant Issuer a
                                             statement setting forth the
                                             principal amount of the Registered
                                             Notes outstanding as of that date
                                             under the Fiscal Agency Agreement
                                             and setting forth a brief
                                             description of any sales of which
                                             such Issuer has advised the Fiscal
                                             Agent but which have not yet been
                                             settled.

Settlement Procedures                        For sales by the relevant Issuer of
Timetable; Registered                        Registered Notes to or through an
Notes:                                       Agent, Procedures "AA" through "DD"
                                             set forth above shall be completed
                                             on or before the respective times
                                             (London Time) set forth below:

                                             Settlement
                                             Procedure;
                                             Registered
                                             Notes              Time

                                             AA       2:00 P.M. on day before
                                                      settlement date

                                             BB       3:00 P.M. on day before
                                                      settlement date

                                             CC       2:15 P.M. on settlement
                                                      date

                                             DD       3:00 P.M. on settlement
                                                      date

Failure to Settle:                  Bearer Notes. If any Agent shall have
                                    advanced its own funds for payment against subsequent receipt of funds from the purchaser and if a purchaser shall fail to make payment for a Note, such Agent will promptly notify the relevant Issuer, the Fiscal Agent, the Principal Paying Agent, the Common Depositary and Euroclear and Clearstream, Luxembourg by telephone, promptly confirmed in writing (but no later than the next Business Day). In such event, the relevant Issuer shall promptly

                                      B-21




                                    instruct the Fiscal Agent to cancel the
                                    purchaser's interest in the appropriate
                                    Temporary Global Note representing such
                                    Note. Upon (i) confirmation from the Fiscal
                                    Agent in writing (which may be given by
                                    telex or telecopy) that the Fiscal Agent has cancelled such purchaser's interest in such Temporary Global Note and (ii) confirmation from such Agent in writing (which may be given by telex or telecopy) that such Agent has not received payment from the purchaser, the relevant Issuer will promptly pay to such Agent an amount in immediately available funds equal to the amount previously paid by such Agent in respect of such Bearer Note. Such payment will be made on the settlement date, if possible, and in any event not later than 12:00 noon (New York City time) on the Business Day following the settlement date. The Fiscal Agent and the Common Depositary will make or cause to be made such revisions to such Temporary Global Note as are necessary to reflect the cancellation of such portion of such Temporary Global Note.

                                    If a purchaser shall fail to make payment for the Note for any reason other than the failure of such Agent to provide the necessary information to the relevant Issuer as described above for settlement or to provide a confirmation to the purchaser within a reasonable period of time as described above, and if such Agent shall have otherwise complied with its obligations hereunder and in the Euro MTN Distribution Agreement, the relevant Issuer will reimburse such Agent on an equitable basis for such Agent's loss of the use of funds during the period when they were credited to account of such Issuer or the Fiscal Agent.

                                    Immediately upon such cancellation, the
                                    Fiscal Agent will make appropriate entries in its records to reflect the fact that a settlement did not occur with respect to such Note.

                                    Registered Notes. If a purchaser fails to accept delivery of and make payment for any Registered Note, the relevant Agent will notify the relevant Issuer and the Fiscal Agent by telephone and return such Note to the Fiscal Agent. Upon receipt of such notice, the relevant Issuer will immediately wire transfer to the account of such Agent an amount equal to the amount previously credited thereto in respect of such Note. Such wire transfer will be made on the settlement date, if possible, and in any event not later than the Business Day

                                      B-22




                                    following the settlement date. If a
                                    purchaser shall fail to make payment for the Note for any reason other than the failure of such Agent to provide the necessary information to the relevant Issuer as described above for settlement or to provide a confirmation to the purchaser within a reasonable period of time as described above, and if such Agent shall have otherwise complied with its obligations hereunder and in the Euro MTN Distribution Agreement, then the relevant Issuer will reimburse such Agent or the Principal Paying Agent, as appropriate, on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of such Issuer. Immediately upon receipt of the Registered Note in respect of which such failure occurred, the Principal Paying Agent will mark such Note "cancelled," make appropriate entries in the Principal Paying Agent's records and send such Note to the relevant Issuer.

Notice of Issuance to               The Listing Agent will provide information
Luxembourg Stock                    with respect to each tranche of Notes to be
Exchange:                           listed on the Luxembourg Stock Exchange to
                                    such Exchange and will advise the relevant
                                    Issuer and the relevant Agent in writing as to the effectiveness of the listing of such Notes by the close of business on the related settlement date. To the extent required by the Luxembourg Stock Exchange, the Agents will provide the Listing Agent with secondary market information regarding any tranche of Notes listed on the Luxembourg Stock Exchange and the Listing
                                    Agent will provide such information to the Luxembourg Stock Exchange.

Notice of Issuance to the           The Irish Listing Agent will provide
Irish Stock Exchange                information with respect to each tranche of
Exchange:                           Notes to be listed on the Official List of
                                    the Irish Stock Exchange to such Exchange and will advise the relevant Irish Issuer and the relevant Agent in writing as to the effectiveness of the listing of such Notes by the close of business on the related settlement date. To the extent required by the Irish Stock Exchange, the Agents will provide the Irish Listing Agent with secondary market information regarding any tranche of Notes listed on the Official List of the Irish Stock Exchange and the Irish
                                    Listing Agent will provide such information to the Irish Stock Exchange.

Listing: The Listing Agent will, on a regular basis, provide the Luxembourg Stock Exchange and, where appropriate, the

                                      B-23




                                    Irish Stock Exchange with such information as such Exchanges may require regarding any tranches of Notes that are listed on such Exchanges and are issued and outstanding.

                                      B-24




                                                                       EXHIBIT C

                      GENERAL ELECTRIC CAPITAL CORPORATION
                                 AND AFFILIATES

                EURO MEDIUM-TERM NOTES AND OTHER DEBT SECURITIES

                       MASTER CALCULATION AGENT AGREEMENT

         WHEREAS, General Electric Capital Corporation ("GE Capital"), GE Capital Australia Funding Pty. Ltd. (A.B.N. 67 085 675 467) ("GEC Australia Funding"), General Electric Capital Canada Inc. ("GE Capital Canada"), GE Capital Canada Funding Company ("GEC Canada Funding"), GE Capital European Funding ("GECEF") and GE Capital UK Funding ("GECUKF") (together with each Additional Issuer (as defined in the Euro MTN Distribution Agreement) from time to time acceding to the Euro Distribution Agreement, each an "Issuer" and, collectively, the "Issuers") have authorized the issuance of Euro Medium-Term Notes and other debt securities (the "Notes") due from nine months or more from the date of issue, which may bear interest at either a fixed or variable rate; and

         WHEREAS, the Notes will be offered on a continuous basis outside the United States by the Issuer pursuant to the terms of a fourth amended and restated Euro MTN Distribution Agreement, dated May 23, 2003 (as further amended and supplemented from time to time, the "Euro MTN Distribution Agreement"), among each Issuer (including GE Capital in its capacity as Guarantor of Notes issued by an Issuer other than GE Capital) and the agents named therein (the "Agents"); and

         WHEREAS, the Notes are to be issued under a fourth amended and restated Fiscal and Paying Agency Agreement, dated as of May 23, 2002 (as further amended and supplemented from time to time, the "Fiscal Agency Agreement") among each Issuer (including GE Capital in its capacity as Guarantor of Notes issued by an Issuer other than GE Capital), JPMorgan Chase Bank, as fiscal and paying agent (the "Fiscal and Paying Agent"), J.P. Morgan Bank Luxembourg S.A. and J.P. Morgan Bank (Ireland) p.l.c.;

                  NOW IT IS HEREBY AGREED that:

         1. Appointment of Agent. Each Issuer and GE Capital in its capacity as Guarantor of Notes issued by an Issuer other than GE Capital hereby appoints any Agent requested to so act by each such Issuer and the Guarantor with respect to any Notes offered and sold by such Agent, and such Agent hereby accepts such appointment, as each such Issuer's and the Guarantor's agent for the purpose of calculating the applicable interest rate (the "Interest Rate") as set forth in the Offering Circular relating to the Notes and the Pricing Supplement relating to the particular tranche of Notes, as applicable), upon the terms and subject to the conditions hereinafter set forth (the "Calculation Agent").

         2. Obligations of Calculation Agent. The Calculation Agent shall calculate the Interest Rate in the manner and at the times provided in the Notes and the Offering Circular. The Calculation Agent shall exercise due care to calculate such Interest Rate and shall promptly

                                      C-1




communicate the same, in writing, to each relevant Issuer, the Guarantor (in the case of Notes issued by an Issuer other than GE Capital) and the Fiscal and Paying Agent. With respect to Notes that are listed on or by a stock exchange competent listing authority and/or quotation system, the Calculation Agent will notify such stock exchange of the interest rate and certain other related information (including the interest amount, the interest period and each interest payment date) as soon as such information is available. The Calculation Agent shall, upon the request of any holder of any Note, provide such Interest Rate as then in effect and, if determined, as it will become effective as a result of calculations made on the most recent Interest Determination Date with respect to such Note. The Calculation Agent's determination of any interest rate will, absent manifest error, be binding on each relevant Issuer, the Guarantor and the holders of the Notes.

         3. Terms and Conditions. The Calculation Agent accepts its obligations set forth herein, upon the terms and subject to the conditions hereof, including the following, to all of which each Issuer and the Guarantor (in the case of Notes issued by an Issuer other than GE Capital) agree:

                  (a) Each Issuer agrees to indemnify the Calculation Agent for, and to hold it harmless against, any loss, liability or expense (including the costs and expenses of defending against any claim of liability) incurred by the Calculation Agent which arises out of or in connection with its acting as Calculation Agent hereunder, except such as may result from the negligence, willful misconduct or bad faith of the Calculation Agent or any of its officers or employees. The Calculation Agent shall incur no liability and shall be indemnified and held harmless by each such Issuer and the Guarantor for, or in respect of, any actions taken, omitted to be taken or suffered to be taken in good faith by the Calculation Agent in reliance upon (i) the written opinion of counsel or (ii) written instructions from each such Issuer or the Guarantor, as the case may be.

                  (b) In acting under this Agreement and in connection with the Notes, the Calculation Agent is acting solely as agent of each Issuer and the Guarantor and does not assume any obligation or relationship of agency or trust for or with any of the owners or holders of the Notes.

                  (c) The Calculation Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted to be taken or anything suffered by it in reliance upon any notice, direction, certificate, affidavit, statement or other paper, documents of communication reasonably believed by it to be genuine and to have been approved or signed by the proper party or parties.

                  (d) The Calculation Agent and any of its affiliates, or any of their respective officers, managing directors, employees and shareholders, may become the owner of, or acquire an interest in, any Notes, with the same rights that it or they would have if it were not the Calculation Agent, and may engage or be interested in any financial or other transaction with each Issuer or the Guarantor as freely as if it were not the Calculation Agent.

                  (e) The Calculation Agent shall be obligated to perform such duties and only such duties as are herein specifically set forth, and no implied duties or obligations shall be read into this Agreement against the Calculation Agent.

                                      C-2




                  (f) Unless herein otherwise specifically provided, any order, certificate, notice, request, direction or other communication from each Issuer or the Guarantor made or given by it under any provision of this Agreement shall be sufficient if signed by any authorized representatives of each such Issuer.

         4. Resignation; Removal; Successor. (a) The Calculation Agent may at any time resign as Calculation Agent by giving written notice to each Issuer and the Guarantor (in the case of Notes issued by an Issuer other than GE Capital of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall never be earlier than 120 days after the receipt of such notice by each such Issuer and the Guarantor, unless an Issuer or the Guarantor agrees to accept less notice. The Calculation Agent may be removed at any time by the filing with it of any instrument in writing signed by an authorized officer of an Issuer and the Guarantor and specifying such removal and the date when it is intended to become effective. Such resignation or removal shall take effect upon the date of the appointment by each such Issuer and the Guarantor, as hereinafter provided, of a successor Calculation Agent and the acceptance of such appointment by such successor Calculation Agent. A successor Calculation Agent shall be appointed by each such Issuer and the Guarantor by an instrument in writing signed on behalf of each such Issuer and the Guarantor and filed with the entity designated as the successor Calculation Agent. Upon the appointment of a successor Calculation Agent and acceptance by it of such appointment, the Calculation Agent so superseded shall cease to be such Calculation Agent hereunder. Upon its resignation or removal, the Calculation Agent shall be entitled to the reimbursement of all reasonable out-of-pocket expenses (including reasonable counsel fees) incurred in connection with the services rendered by it hereunder, in either case to the effective date of such resignation or removal.

         (b) Any successor Calculation Agent appointed hereunder shall execute and deliver to its predecessor and to each relevant Issuer and the Guarantor an instrument accepting such appointment hereunder, and thereupon such successor Calculation Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as such Calculation Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer and deliver, and such successor Calculation Agent shall be entitled to receive, copies of any relevant records maintained by such predecessor Calculation Agent.

         (c) Any corporation into which the Calculation Agent may be merged, or any corporation other than the Calculation Agent resulting or continuing from a merger or consolidation or amalgamation to which the Calculation Agent shall be party, or any corporation to which the Calculation Agent shall sell or otherwise transfer all or substantially all of its assets and business shall, to the extent permitted by applicable law, be the successor Calculation Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto. Notice of any such merger, consolidation, amalgamation or sale shall forthwith be given to each relevant Issuer and the Paying Agent.

                  5. Notices. Any notice required to be given hereunder shall be delivered in person, sent by letter or telecopy or communicated by telephone (subject, in the case of communication by telephone, to confirmation dispatched within two Business Days by letter or telecopy): (a) in the case of any Issuer or the Guarantor, to 260 Long Ridge Road, Stamford,

                                      C-3




Connecticut 06927 (Attention: Senior Vice President - Corporate Treasury and Global Funding Operation), Telephone No. 203-357-4000, Fax No. 203-357-4975; (b) in the case of the Calculation Agent, to such address as is set forth in the Euro MTN Distribution Agreement, (c) in the case of the Fiscal and Paying Agent, to Trinity Tower, 9 Thomas More Street, London E1W 1YT England, Attention:
Manager, Trust Operations, Telephone No. 44 (0)20 7777 5418, Fax No. 44 (0)20 7777 5410; or, in any case, to any other address to which the party receiving notice shall have notified the party giving such notice in writing. Any notice hereunder given by telecopy or letter shall be deemed to be served when, in the ordinary course of transmission or post, as the case may be, it would be received.

                  6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                  7. Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Offering Circular and the applicable Pricing Supplement.

                                      C-4




                                                                       EXHIBIT D

                              SELLING RESTRICTIONS

United States.

         General. Each Agent represents, warrants and agrees with each Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor that in connection with such Agent's distribution of each Issuer's Euro Medium-Term Notes (the "Notes") pursuant to the Fourth Amended and Restated Euro MTN Distribution Agreement (the "Euro MTN Distribution Agreement") to which these selling restrictions are attached, it will distribute any Notes in compliance with the selling restrictions set forth below, as applicable. The Regulation S restrictions shall be applicable to all Notes distributed pursuant to the Euro MTN Distribution Agreement whether issued as Bearer Notes or Registered Notes. In addition, each Agent distributing Bearer Notes shall comply with the TEFRA D restrictions set forth below. Terms used but not defined herein shall have the meaning assigned to them in the Euro MTN Distribution Agreement.

         Regulation S Restrictions. The Notes have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Terms used in this paragraph have the meanings given to them by Regulation S. Each Agent represents that it has offered and sold any Notes, and will offer and sell any Notes of a Tranche (as defined in the Fiscal and Paying Agency Agreement) (i) as part of its distribution at any time and (ii) otherwise until 40 days after the completion of the distribution, as determined by the Fiscal Agent, of all Notes of such Tranche, only in accordance with Rule 903 of Regulation S under the Securities Act. Accordingly, each Agent, its affiliates and any persons acting on its or their behalf have not engaged and will not engage in any directed selling efforts with respect to the Notes, and have complied and will comply with the offering restriction requirements of Regulation S. Each Agent agrees to notify the Fiscal Agent when it has completed the distribution of its portion of Notes of a Tranche, and the Fiscal Agent agrees to determine the completion of the distribution of all Notes of such Tranche once all Agents participating in the distribution of such Tranche have so notified the Fiscal Agent and to notify each other Agent of the end of the restricted period. Each Agent also agrees that, at or prior to confirmation of sale of any Notes, it will have sent to each distributor, dealer or person receiving any selling concession, fee or other remuneration that purchases Notes from it during the restricted period a confirmation or notice to substantially the following effect:

                  The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act") and may not be offered or sold within the United States or to, or for the benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the completion of the distribution of the Securities as determined by the Fiscal Agent, except in either case in accordance with Regulation S under the Securities Act. Terms used above have the meanings given to them by Regulation S.

         TEFRA D Restrictions. Each Agent represents and warrants to each Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor and agrees with respect to the Bearer Notes that:

                                      D-1




         (1) it has not (i) offered or sold during the Restricted Period and will not offer or sell Bearer Notes (including any Note that is exchangeable for Bearer Notes) directly or indirectly, in connection with their original issuance or during the Restricted Period (as defined below) in the United States or to a person within the United States (as defined below) or to or for the account of any United States Person (as defined below), other than to a Qualifying Foreign Branch (as defined below) or to certain other persons as provided under United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(1)(iii)(B) and (C); or
(ii) delivered and will not deliver within the United States definitive Bearer Notes that are sold during the Restricted Period;

         (2) it has, and throughout the Restricted Period will have, in effect procedures reasonably designed to ensure that its employees or agents who are directly engaged in selling Bearer Notes are aware that such Bearer Notes may not be offered or sold during the Restricted Period to a person who is within the United States or to a United States person, except as permitted by clause
(1)(i) above;

         (3) if it is a United States person, it is acquiring the Bearer Notes for purposes of resale in connection with their original issuance and if it retains Bearer Notes for its own account, it will only do so in accordance with the requirements of United States Treasury Regulations Section
1.163-5(c)(2)(i)(D)(6);

         (4) if it transfers to any affiliate Bearer Notes for the purpose of offering or selling such Bearer Notes during the Restricted Period, it will either (i) obtain from such affiliate for the benefit of each Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor the representations, warranties and agreements contained in clauses (1), (2) and (3) or (ii) repeat and confirm the representations, warranties and agreements contained in clauses (1), (2) and (3) on such affiliate's behalf and obtain from such affiliate the authority to so obligate it;

         (5) it will obtain for the benefit of each Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor the representations, warranties and agreements contained in clauses (1), (2), (3) and (4) from any person other than its affiliate with whom it enters into a written contract, all within the meaning of United States Treasury Regulations
Section 1.163-5(c)(2)(i)(D)(4), for the offer or sale during the Restricted Period of Bearer Notes.

For purposes of this subsection entitled "TEFRA D Restrictions", an offer or sale will be considered to be made in the United States if the offeror or seller of such Notes has an address within the United States for the offeree or purchaser of such Notes with respect to the offer or sale. As used in this subsection, "United States person" means a citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decision of the trust (including certain trusts in existence on August 20, 1996, and treated as United States person prior to such date, that elect to continue to be treated as United States persons); "United States" means the United States (including the States and the District of Columbia), its territories, its possessions and any other areas subject to its jurisdiction; "Qualifying Foreign Branch" means a branch of a United States financial

                                      D-2




institution, as defined in United States Treasury Regulation Section 1.165-12(c)(1)(iv), located outside the United States that is purchasing for its own account or for resale and that has agreed, as a condition to purchase, to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder; and "Restricted Period" with respect to each issuance means the period which begins on the earlier of the settlement date (or the date on which the relevant Issuer receives the proceeds of the sale of Notes with respect to such issuance) or the first date on which the Notes are offered to persons other than the Agents, and which ends 40 days after the date on which the relevant Issuer receives the proceeds of the sale of such Notes; provided that with respect to a Note held as part of an unsold allotment or subscription, any offer or sale of such Note by the relevant Issuer or an Agent shall be deemed to be during the Restricted Period.

Australia.

         No offering circular, prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth)) in relation to the Programme or any Notes has been lodged with the Australian Securities and Investments Commission (ASIC ) or the Australian Stock Exchange Limited.

         Each Agent has represented and agreed and each further Agent appointed under the Programme will be required to represent and agree that it:

                  (a) has not offered and will not offer for issue or sale and has not invited and will not invite applications for issue or offers to purchase Notes in Australia, including an offer or invitation received in Australia; and

                  (b) has not distributed or published and will not distribute or publish any offering memorandum, advertisement or other offering material relating to the Notes in Australia,

unless,

                  (i) the amount payable by each offeree or invitee for the Notes is a minimum amount (or the equivalent in another currency) of A$500,000 disregarding amounts, if any, lent by the offeror or inviter or its associates, or the offer or invitation is otherwise an offer or invitation such that by virtue of section 708 of the Corporations Act 2001 (Cth) no disclosure is required to be made under Part 6 D.2 of that Act; and

                  (ii) the offer, invitation or distribution complies with all applicable laws, regulations and directives and does not require any document to be lodged with ASIC under Division 5 of Part 6 D.2 of the Corporations Act 2001 (Cth).

In addition, each Agent has agreed and each further Agent appointed under the Programme will be required to agree that, in connection with the primary distribution of Notes, it will not sell Notes to any person if, at the time of such sale, the employees of the Agent or further agent aware of, or involved in, the sale knew or had reasonable grounds to suspect that, as a result of such sale, such Notes or an interest in such Notes were being, or would later be, acquired (directly or indirectly) by any person who is known by the Agent or the further agent to be an Offshore Associate of GEC Australia Funding (other than in the capacity of a dealer, manager or

                                      D-3




underwriter in relation to the issue of the Notes) within the meaning of section 128F(9) of the Tax Act.

         Reference to "Offshore Associate", for this purpose, means an associate (as defined in section 128F of the Australian Tax Act) of GEC Funding that is either a non-resident of the Commonwealth of Australia which does not acquire Notes in carrying on a business at or through a permanent establishment in Australia, or alternatively, a resident of Australia that acquires Notes in carrying on business at or through a permanent establishment outside Australia.

Canada.

         Each Agent acknowledges that the Notes have not been and will not be qualified for sale under the securities laws of Canada or any province or territory thereof. Each Agent represents and agrees that it has not offered or sold, and that it will not offer to sell, any Notes, directly or indirectly, in Canada or to, or for the benefit of, any resident thereof in contravention of the securities laws of Canada or any province or territory thereof. Each Agent further agrees that until 40 days after the date of issuance of such Notes, it will deliver to any dealer who purchases from it any Notes a notice stating in substance that, by purchasing such Notes, such dealer represents and agrees that it has not offered or sold and will not offer or sell, directly or indirectly, any of such Notes in Canada or to, or for the benefit of, any resident thereof in contravention of the securities laws of Canada or any province or territory thereof, and will deliver to any other dealer to whom it sells any of such Notes a notice containing substantially the same statement as in this sentence. Each Agent also agrees not to distribute the Offering Circular, or any other offering material relating to the Notes, in Canada. Each Agent and any dealer who purchases from it any of the Notes, may be required to furnish a certificate to the effect that it has complied with the restrictions described in this paragraph.

Czech Republic.

         No permit for the issue of the Notes has been obtained from the Securities Commission of the Czech Republic (the "Securities Commission") under the Bonds Act of the Czech Republic (No. 530/1990 Coll., as amended). No action has been taken (including the obtaining of the prospectus approval from the Securities Commission and the admission to trading on a public market licensed by the Securities Commission) for the purposes of the Notes to qualify as listed securities within the meaning of Section 71 et seq. of the Securities Act of the Czech Republic (No. 591/1992 Coll., as amended).

         Each Agent has agreed that it has not offered or sold, and will not offer or sell, any Notes in the Czech Republic through a public offering, being any conduct by which an offeror communicates to a considerable group of persons terms under which they may acquire the Notes provided that a contract leading to the acquisition of the Notes is concluded by the acceptance of these terms or if the offeror on the basis of these terms invites submissions of offers to conclude such a contract.

         Each Agent will be required to represent and agree with the relevant Issuer and each other Agent that it has complied and will comply with all the requirements of the Securities Act of the Czech Republic and the Bonds Act of the Czech Republic and has taken, and will take, no

                                      D-4




action which would result in the Notes being deemed to be issued in the Czech Republic or a permit, registration, filing or notification of the Securities Commission or other authorities in the Czech Republic being required in respect of the Notes in accordance with the Securities Act of the Czech Republic, the Bonds Act of the Czech Republic or the practice of the Securities Commission.

         Each Agent will be required to represent and agree with the relevant Issuer and each other Agent that (i) it does not provide investment services in the Czech Republic (within the meaning of the Securities Act of the Czech Republic) or conduct similar business in the Czech Republic in respect of the Notes and (ii) it has complied, and will comply, with all the laws of the Czech Republic applicable to the conduct of business in the Czech Republic in respect of the Notes.

Federal Republic of Germany.

         In connection with the initial placement of any Notes in Germany, each Agent agrees that it will offer and sell such Notes unless otherwise provided in the relevant terms agreement or the applicable Pricing Supplement in the case of an issue made on a syndicated basis, only (i) for an aggregate purchase price per purchaser of at least euro 40,000 (or the foreign currency equivalent) or such other amount as may be stipulated from time to time by applicable German law or (ii) as may otherwise be permitted in accordance with applicable German law.

Hong Kong.

         Each Agent represents and agrees that (1) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32) of Hong Kong and (2) it has not issued and will not issue any advertisement, invitation or document relating to the Notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Ireland.

         Each Agent has represented and agreed (and each further Agent appointed under the Program will be required to further represent and agree) that:

(a) in respect of Notes issued by an Irish Issuer which holds a certificate under Section 445 of the Irish Taxes Consolidation Act, 1997 (GECEF has such a certificate) which are not listed on a stock exchange, it will not knowingly offer to sell such Notes to an Irish resident, or to persons whose usual place of abode is Ireland, and that it will not knowingly distribute or cause to be distributed in Ireland any offering material in connection with such Notes. In addition, such Notes must be cleared through Euroclear, Clearstream, Luxembourg or any other clearing system recognised for this purpose by the

                                      D-5




         Irish Revenue Commissioners, and have a minimum denomination of GBP300,000 or its equivalent;

(b) otherwise than in circumstances which do not constitute an offer to the public in Ireland or elsewhere within the meaning of the Companies Acts, 1963 to 2001 of Ireland, it will not offer or sell any Notes in Ireland or elsewhere by means of any document or other means of visual reproduction unless:

         (i) such Notes have a maximum maturity of five years from the date of issue and such offer or sale is made only to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or

         (ii) if such Notes are to be listed on the Official List of the Irish Stock Exchange, the offer or sale is only effected by means of the Offering Circular or any other document comprising listing particulars relating to the Notes, prepared in accordance with the European Communities (Stock Exchange Regulations, 1984 (as amended) of Ireland and approved by the Irish Stock Exchange and in each case accompanied by an application form for Notes or by means of a document, accompanied by such an application form, in each case where such application form indicates where the Offering Circular (or such other document as aforesaid) may be obtained or inspected;

(c) it will not make in Ireland an offer of Notes to which the European Communities (Transferable Securities and Stock Exchange) Regulations, 1992 of Ireland would apply, except in accordance with the provisions of those regulations;

(d) it has only issued or passed on, and will only issue or pass on, in Ireland, any document received by it in connection with the issue of Notes to person who are persons to whom the document may otherwise lawfully be issued or passed on;

(e) it has complied and will comply with all applicable provisions of the Investment Intermediaries Act, 1995 of Ireland (as amended) with respect to anything done by it in relation to the Notes or operating in, or otherwise involving, Ireland and, in the case of an Agent acting under and within the terms of an authorisation to do so for the purposes of EU Council Directive 93/22/EEC of May 10, 1993 (as amended or extended), it has complied with any codes of conduct made under the Investment Intermediaries Act, 1995 of Ireland (as amended) and, in the case of an Agent acting within the terms of an authorisation granted to it for the purposes of EU Council Directive 2000/12/EC of March 20, 2000 (as amended or extended), it has complied with any codes of conduct or practice made under section 117(1) of the Central Bank Act, 1989 of Ireland (as amended); and

(f) in respect of an offer of the Notes to the public in Ireland within the meaning of the Companies Acts, 1963 to 2001 of Ireland, it will comply with the requirements of the sections 56 and 57 of the Companies Act, 1963 of Ireland.

Each Agent has further represented and agreed (and each further Agent under the Program will be required to represent and agree) that, in respect of Notes to be issued by each of the Irish Issuers,

                                      D-6




which are to be listed on any stock exchange, it has not offered or sold and will not offer or sell any Notes to persons prior to admission of the Notes to listing except in accordance with sub-paragraphs (a) (as applicable) and (b)(i) of this section above or otherwise in circumstances which comply with subparagraph (a) above (as applicable) and which have not and will not result in an offer to the public within the meaning of the Companies Act, 1963 to 2001 of Ireland.

Italy.

         Each Agent has represented and agreed that the offering of the Notes has not been cleared by CONSOB (the Italian Securities Exchange Commision) pursuant to Italian securities legislation and, accordingly, it will not offer, sell or deliver an Notes in the Republic of Italy or distribute in the Republic of Italy copies of the Offering Circular or of any other document relating to the Notes, except: (i) to professional investors ("operatori qualifcati"), as defined in Article 31, second paragraph, of CONSOB Regulation No. 11522 of 1st July, 1998; (ii) in circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of Legislative Decree No. 58 of 24th February, 1998 (the "Financial Services Act") and Article 33, first paragraph of CONSOB Regulation No. 11971 of 14th May, 1999, as amended; or (iii) to an Italian resident who submits an unsolicited offer to purchase the Notes.

         Any offer, sale or delivery of the Notes or distribution of copies of the Offering Circular or any other document relating to the Notes in the Republic of Italy under (i) and (ii) above must be: (a) made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act and Legislative Decree No. 385 of 1st September, 1993 (the "Banking Act") and (b) in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy pursuant to which the issue or the offer of securities in the Republic of Italy may need to be preceded and followed by an appropriate notice to be filed with the Bank of Italy depending, inter alia, on the aggregate value of the securities issued or offered in the Republic of Italy and their characteristics.

Japan.

         The Notes have not been, and will not be, registered under the Securities and Exchange Law of Japan. Accordingly, each Agent has represented and agreed that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any Notes in Japan or to, or for the benefit of, a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and other relevant laws and regulations of Japan. As used in this paragraph, "resident of Japan" means any person resident in Japan, including any corporation or other entity organized under the laws of Japan. Without limiting the generality of the foregoing, Notes denominated or payable in Japanese yen will be offered and sold by the relevant issuer in compliance with the then-current regulations and guidelines of the Japanese Ministry of Finance.

The Netherlands.

         Each Agent has represented and agreed, and each further Agent appointed under the Programme will be required to represent and agree, that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell in The Netherlands any Notes with a denomination of less than EUR 50,000 (or its foreign currency equivalent) other than to persons

                                      D-7




who trade or invest in securities in the conduct of a profession or business (which include banks, stockbrokers, insurance companies, pension funds, other institutional investors and finance companies and treasury departments of large enterprises) unless one of the other exemptions from or exceptions to the prohibition contained in Article 3 of the Dutch Securities Transactions Supervision Act 1995 is applicable and the conditions attached to such exemption or exception are complied with.

Norway.

         Each Agent has represented and agreed, and each further Agent appointed under the Programme will be required to represent and agree, that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell in the Kingdom of Norway any Notes other than to persons who are registered with the Oslo Stock Exchange as professional investors.

Poland.

         No permit has been obtained from the Polish Securities and Exchange Commission in relation to the issue of the Notes. Accordingly, the Notes may not be offered in the Republic of Poland ("Poland") in the course of public trading, defined in the Polish Act on Public Trading in Securities dated August 21, 1997 as an offering to sell or purchase or the sales or purchases of securities issued in a series through use of mass media or other means if the offer is directed at more than 300 people or to an unnamed addressee ("Public Trading"). Each Agent confirms that it is aware that no such permit has been obtained and represents that it has not offered, sold or delivered and will not offer, sell or deliver the Notes in Poland in the course of Public Trading as part of their initial distribution or otherwise to residents of Poland. Each Agent acknowledges that the acquisition and holding of the Notes by residents of Poland may be subject to restrictions imposed by Polish law (including foreign exchange regulations) and that the offers and sales of the Notes to Polish residents or within Poland in secondary trading may also be subject to restrictions.

Singapore.

         Each Agent has represented and agreed that it will not offer or sell the Notes nor make the Notes the subject of an invitation for subscription or purchase, nor will it circulate or distribute the Offering Circular or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to the public or any member of the public in Singapore other than (a) to an institutional investor or other person specified in Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (b) to a sophisticated investor, and in accordance with the conditions, specified in
Section 275 of the SFA or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

South Africa Common Monetary Area.

         Each Agent represents and agrees that it has not offered or sold and will not offer to sell, directly or indirectly, any Notes denominated in or payable in South African Rand in the Common Monetary Area (being the Republic of South Africa, Namibia, Lesotho and Swaziland) (the "C.M.A.") or to persons resident in the C.M.A. except in accordance with South African

                                      D-8




Exchange Control regulations and in circumstances which would not constitute an offer to the public within the meaning of the South African Companies Act, 1973 (as amended).

Sweden.

         Each Agent confirms and agrees that it will not, directly or indirectly, offer for subscription or purchase or issue invitations to subscribe for or buy or sell Notes or distribute any draft or definitive document in relation to any such offer, invitation or sale in the Kingdom of Sweden except in compliance with the laws of the Kingdom of Sweden.

Switzerland.

         Each Agent represents and agrees that Notes denominated or payable in or indexed to Swiss Francs may only be issued, offered and sold in compliance with Swiss law and the relevant regulations of the Swiss National Bank in effect from time to time.

United Kingdom.

         Each Agent represents and agrees that

         (1) in relation to Notes that have a maturity of one year or more, it has not offered or sold and, prior to the expiry of the period of six months from the issue date of such Notes, will not offer or sell any such Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public within the meaning of the Public Offers of Securities Regulations 1995, as amended;

         (2) in relation to any Notes having a maturity of less than one year from the date of issue, (a) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (b) it has not offered or sold and will not offer or sell any Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Notes would otherwise constitute a contravention of Section 19 of the United Kingdom Financial Services and Markets Act 2000 (the "FSMA") by the relevant Issuer;

                  (3) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the relevant Issuer (and in the case of Notes issued by an Issuer other than GE Capital) the Guarantor; and

(4) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to such Notes in, from or otherwise involving the United Kingdom

                                      D-9




General.

         Each Agent represents and agrees that it will comply with all applicable laws and regulations in force in a jurisdiction in which it purchases, offers or sells the Notes or possesses or distributes the Offering Circular and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchase, offers or sales and neither the relevant Issuer nor (in the case of Notes issued by an Issuer other than GE Capital the Guarantor nor any other Agent shall have responsibility therefor.

Additional Offering Restrictions.

         Each Issuer or (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor shall from time to time advise the Agent of any selling or other restrictions on the offer or sale of Notes denominated in one or more other currencies in accordance with the provisions of Section 10(a) and Section 17 of the Euro MTN Distribution Agreement to which these selling restrictions are attached.

                                      D-10




                                                                       EXHIBIT E

                             ISSUER ACCESSION NOTICE

                      GENERAL ELECTRIC CAPITAL CORPORATION
                                 AND AFFILIATES

                          EURO MEDIUM-TERM NOTE PROGRAM

                                                                          [DATE]

BARCLAYS BANK PLC
5 The North Colonnade
Canary Wharf
London E14 4BB
England

CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED
One Cabot Square
London E14 4QJ
England

GE CAPITAL BANK S.C.A.
20, avenue Prothin
Tour Europlaza - 28C4
92063 Paris La Defense
France

GOLDMAN SACHS INTERNATIONAL
Peterborough Court
133 Fleet Street
London EC4A 2BB
England

MERRILL LYNCH INTERNATIONAL
Merrill Lynch Financial Centre
2 King Edward Street
London EC1A 1HQ
England

UBS LIMITED
100 Liverpool Street
London EC2M 2RH
England

Ladies and Gentlemen:

         Reference is hereby made to the Fourth Amended and Restated Euro MTN Distribution Agreement dated May 23, 2003 (the "Euro MTN Distribution Agreement") among General Electric Capital Corporation ("GE Capital"), the other issuer parties to such agreement (together with GE

                                      E-1




Capital, each an "Issuer") and each of the agents named above (the "Agents"), pursuant to which Euro Medium-Term Notes ("Notes") of such Issuers are distributed from time to time. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Euro MTN Distribution Agreement.

         Pursuant to Section 16 of the Euro MTN Distribution Agreement, this Issuer Accession Notice is being delivered to notify you that as of the date hereof [name of Additional Issuer] has acceded as an Additional Issuer thereunder.

         Each of the Guarantor and the Additional Issuer hereby confirm the following with respect to the accession of the Additional Issuer:

         1. As required by Section 16(a) of the Euro MTN Distribution Agreement, the Additional Issuer is a Subsidiary of GE Capital and all Notes to be issued by the Additional Issuer will be unconditionally and irrevocably guaranteed by GE Capital.

         2. Each of the Condition Precedent documents set forth in Section 16(b) of the Euro MTN Distribution Agreement is attached hereto, including: (a) the legal opinions required by Section 16(b)(ii), (b) the Officers' Certificate required by Section 16(b)(iii) and (c) the form of Offering Circular Supplement pertaining to the Additional Issuer, as required by Section 16(b)(v).

         3. Pursuant to Section 16(b)(iv) of the Euro MTN Distribution Agreement, the [Luxembourg/Irish Stock Exchange/other stock exchange] has confirmed that listing of any Notes issued by the Additional Issuer will be granted subject only to delivery of the Offering Circular as most recently amended or supplemented.

         Notices under Section 13 of the Euro MTN Distribution Agreement can be delivered to the Additional Issuer at the following address or facsimile number set forth below:

         [Name of Additional Issuer]
         [Address]
         Phone:
         Fax:
         Attention:

                                      E-2




   [Supplemental Information to be added to Administrative Procedures, if any]

                                             Very truly yours,

                                             GENERAL ELECTRIC CAPITAL
                                              CORPORATION

                                             By_____________________________
                                             Name:
                                             Title:

                                             [ADDITIONAL ISSUER]

                                             By______________________________
                                             Name:
                                             Title:

                                      E-3